Exhibit 4.2

Execution Version

SECOND AMENDED AND RESTATED
CREDIT AND SECURITY AGREEMENT

among

CAB EAST LLC and
CAB WEST LLC,
as Borrowers,

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent,

HTD LEASING LLC,
as Collateral Agent,

and

FORD MOTOR CREDIT COMPANY LLC,
as Lender and as Servicer

Dated as of July 22, 2005
as amended and restated as of December 1, 2015

i

ii

iii

This SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT, dated as of July 22, 2005, as amended and restated as of December 1, 2015 (this “Agreement”), is among CAB EAST LLC, a Delaware limited liability company, and CAB WEST LLC, a Delaware limited liability company, as Borrowers, FORD MOTOR CREDIT COMPANY LLC, a Delaware limited liability company, as Lender and as Servicer, U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent and not in its individual capacity, and HTD LEASING LLC, a Delaware limited liability company, as Collateral Agent.

BACKGROUND

CAB East Holdings, LLC is the sole Member of and the holder of the Collateral Specified Interest in CAB East, which represents the entire limited liability company interest in certain motor vehicle eases and leased vehicles acquired by CAB East.  CAB West Holdings, LLC is the sole Member of and the holder of the Collateral Specified Interest in CAB West, which represents the entire limited liability company interest in certain motor vehicle leases and leased vehicles acquired by CAB West.

The Borrowers, FCALM, LLC, as a borrower, the Lender, the Servicer, the Administrative Agent and the Collateral Agent entered into the Credit and Security Agreement, dated as of July 22, 2005, as amended and restated on December 1, 2006 (the “Existing Agreement”), to establish a revolving credit facility and other arrangements to finance the purchase by each Borrower of motor vehicle leases and leased vehicles to be allocated to the related Collateral Specified Interest.

The parties to this Agreement intend to amend and restate the Existing Agreement to, among other things, remove FCALM, LLC as a borrower, all on the terms and conditions in this Agreement.

The parties agree as follows:

ARTICLE I
USAGE AND DEFINITIONS;
AMENDMENT AND RESTATEMENT

Section 1.1.                                 Usage and Definitions.  Capitalized terms used but not defined in this Agreement or in Appendix 1 to any Exchange Note Supplement delivered under this Agreement are defined in Appendix A.  Appendix A also contains usage rules that apply to this Agreement.  Appendix A is incorporated by reference into this Agreement.

Section 1.2.                                 Amendment and Restatement.

(a)                                 Effectiveness of Amendments.  This Agreement amends and restates in full the Existing Agreement.  The parties confirm that all prior actions under the Existing Agreement are effective on the date taken as if taken under this Agreement and this Agreement is not intended to result in the duplication of any prior action of any party.  However, if any amendment to the Existing Agreement in this Agreement (i) would reasonably be expected to have a material adverse effect on the interest of the holder of any Exchange Note issued before the date of this

Agreement or (ii) would not otherwise be permitted, in either case, as determined by a court of competent jurisdiction, then that amendment will not be effective for that Exchange Note and the corresponding term of the Existing Agreement will continue to govern for that Exchange Note.

(b)                                 Amended and Restated Terms.  For an Exchange Note issued before the date of this Agreement, certain capitalized terms defined in the Existing Agreement and certain terms of the Existing Agreement that are used in or referred to in the related Exchange Note Supplement and Servicing Supplement have been amended and restated by this Agreement.  Schedule B includes cross-references between certain terms and Sections in the Existing Agreement and terms and Sections in this Agreement.  Any omission of a term or Section reference from Schedule B that has been amended by this Agreement will not in any way affect the validity of that amendment or the effect of this Section 1.2 for that term or Section.

(c)                                  Removal of this Section on Payment in Full.  On the payment in full of all Exchange Notes issued before the date of this Agreement, this Section 1.2 and Schedule B will be deemed to be removed from this Agreement without further action by the parties.

Section 1.3.                                 Removal of FCALM, LLC as a Borrower.  The Borrowers, the Lender, the Servicer and FCALM, LLC certify that, as of the date of this Agreement, (a) none of the Leases or Leased Vehicles included in the Revolving Facility Pool or any Reference Pool are owned by FCALM, LLC, (b) none of the Borrower Collateral pledged to the Collateral Agent under this Agreement is the property of FCALM, LLC and (c) no amounts remain due or payable by FCALM, LLC under the Revolving Facility, any Exchange Note or the Existing Agreement.  By their execution of this Agreement, the parties agree that FCALM, LLC is removed as a party to this Agreement and any Exchange Note Supplement and will no longer have any rights or obligations as a borrower under this Agreement or any Exchange Note Supplement.

ARTICLE II
REVOLVING FACILITY

Section 2.1.                                 Revolving Facility Advances.

(a)                                 Advances.  On any Business Day during the Revolving Period, the Lender will make advances (“Advances”) to the Borrowers on a revolving basis on the terms and conditions in this Agreement.  No Advance will be made to the extent that, after the Advance, the Revolving Facility Balance would exceed either the Facility Amount or the Borrowing Base.

(b)                                 Use of Proceeds.  The proceeds of each Advance will be used by the Borrowers to purchase one or more Leases and related Leased Vehicles, which must be allocated to the Collateral Specified Interest of the applicable Borrower.

(c)                                  Payment of Advances.  The Lender will make available to the Borrowers each Advance by payment or deposit of the Advance at the direction of the Servicer (which may include payment directly to the Dealer originating the Lease and Leased Vehicle purchased with the Advance).

Section 2.2.                                 Recording of Revolving Facility Balance.  The Lender and the Servicer will maintain a record of the Revolving Facility Balance.  On request of the Lender or the

Borrowers, the Servicer will provide to the Administrative Agent a report (which may be included in a Revolving Facility Pool Report) stating the Revolving Facility Balance as of the end of the prior Collection Period.  The Administrative Agent will maintain a record of the Revolving Facility Balance based on the Servicer’s reports.  Any failure by the Administrative Agent to record, or an error in recording, the Revolving Facility Balance will not affect the obligations of the Borrowers under the Revolving Facility or the Advances.

Section 2.3.                                 Optional Termination of Revolving Period.  The Lender, in its sole discretion, may terminate the Revolving Period by notifying the Borrowers and the Administrative Agent at least 30 days in advance.  The Borrowers may terminate the Revolving Period by giving at least 30 days’ notice to the Lender and the Administrative Agent.

Section 2.4.                                 Extension of Facility Termination Date.  The Facility Termination Date will automatically extend to December 31 of the following year unless the Lender notifies the Borrowers and the Administrative Agent at least 90 days before the Facility Termination Date then in effect that the Facility Termination Date will not be extended.

Section 2.5.                                 Facility Amount Increases and Decreases.  At the request of the Borrowers, the Lender, in its sole discretion, may increase the Facility Amount by notifying the Borrowers and the Administrative Agent of the new Facility Amount.  The Lender, in its sole discretion, may reduce the Facility Amount to an amount not less than the Revolving Facility Balance by notifying the Borrowers and the Administrative Agent at least 30 days in advance.  The Borrowers, in their sole discretion, may decrease the Facility Amount to an amount not less than the Revolving Facility Balance by notifying the Lender and the Administrative Agent of the new Facility Amount.

Section 2.6.                                 Rate Increases and Decreases.

(a)                                 Advance Rate.  The Advance Rate may be increased or decreased by agreement of the Borrowers and the Lender.

(b)                                 Revolving Facility Interest Rate.  The Margin may be increased or decreased by the Lender annually by notifying the Borrowers at least five Business Days before the first day of each year.  The revised Margin will apply to all Advances, including outstanding Advances, starting on the first day of the next year.

Section 2.7.                                 Payments on Revolving Facility.

(a)                                 Interest Accrual.  The Revolving Facility will accrue interest for each Interest Period until the Revolving Facility Balance has been paid in full at a rate per annum equal to the Revolving Facility Interest Rate for that Interest Period.  The Lender will calculate the Revolving Facility Interest Rate for each Payment Date and the related Interest Period and the Revolving Facility Interest Payment Amount.  The determination of the Revolving Facility Interest Rate by the Lender, in the absence of manifest error, will be conclusive and binding on the Borrowers.  Accrued and unpaid interest for each Interest Period will be payable in arrears on the related Payment Date and on the Facility Termination Date.

(b)                                 Principal.  The Revolving Facility Balance will be payable in installments on each Payment Date according to Section 7.2.  On each Payment Date, a mandatory payment will be due in an amount equal to the excess of (i) the Borrowing Base on the first day of the related Collection Period over (ii) the Borrowing Base as of the close of business on the last day of the related Collection Period (the “Revolving Facility Principal Payment Amount”).  The entire Revolving Facility Balance will be due and payable on the Facility Termination Date.

(c)                                  Payment of Interest and Principal.  Amounts to be paid by the Borrowers to the Lender under this Agreement will be paid by deposit in an account designated by the Lender on each Payment Date.

(d)                                 Joint and Several Obligation.  The payment of interest on and principal of the Revolving Facility Balance will be the joint and several obligation of the Borrowers.

Section 2.8.                                 Appointment of Borrower’s Agent.  The Borrowers appoint the Servicer (but only for so long as Ford Credit is the Servicer, for clause (a) below) as their agent to: (a) determine the amount of each Advance, (b) arrange for payment by the Borrowers of the Secured Obligations, (c) cause the payment of interest on and principal of the Revolving Facility Balance and (d) execute on behalf of the Borrowers and deliver to the Lender, notices, requests or directions under this Agreement.  The Borrowers agree that (i) the Borrowers will be bound by actions of the Servicer taken under this Section 2.8, (ii) the Lender, the Collateral Agent and the Administrative Agent are authorized to accept payments, notices, requests or directions from the Servicer on behalf of the Borrowers and (iii) the execution and delivery by the Servicer to the Lender, the Collateral Agent or the Administrative Agent of a notice, request or direction or the taking by the Servicer of any other action described in this Section 2.8 will be conclusive evidence of the Servicer’s authority to execute and deliver any document or take the action on behalf of the Borrowers under this Agreement.

ARTICLE III
APPOINTMENT OF COLLATERAL AGENT;
GRANT OF SECURITY

Section 3.1.                                 Appointment of Collateral Agent.  The Lender appoints HTD as Collateral Agent under this Agreement for the benefit of the Secured Parties.  HTD accepts the appointment and agrees to perform the obligations of the Collateral Agent under this Agreement.

Section 3.2.                                 Grant of Security.

(a)                                 Grant.  On the Closing Date, each Borrower Granted to HTD, as Collateral Agent for the benefit of the Secured Parties, all of the Borrower’s right, title and interest in, to and under, whether now owned or later acquired, the Borrower Collateral.  The Grant is made to secure (i) the payment of interest on, principal of and any other amounts owing on the Revolving Facility Balance and the Exchange Notes as stated in this Agreement and the Exchange Note Supplements and (ii) compliance by the Borrowers with this Agreement for the benefit of the Secured Parties (together, the “Secured Obligations”).

(b)                                 Acknowledgement of Grant.  The Collateral Agent acknowledges the Grant and agrees to perform its obligations under this Agreement and the Exchange Note Supplements so that the interests of the Secured Parties may be adequately and effectively protected.

Section 3.3.                                 Release of Borrower Collateral.

(a)                                 Release.  The Collateral Agent may, and when required by this Agreement will, release property from the Lien Granted under Section 3.2, in each case, according to this Agreement.  Unless otherwise stated in this Section 3.3, the Collateral Agent will only release property from the Lien Granted under Section 3.2 on receipt of an Officer’s Certificate and an Opinion of Counsel stating that all conditions in this Agreement for the release have been satisfied.

(b)                                 Release of Leased Vehicles on Sale.  The Collateral Agent will be deemed to have released, and does release, any Liens and its other rights, title and interests in, to and under a Leased Vehicle (and all proceeds of the Leased Vehicle and the rights of the related Borrower and/or Ford Credit (individually or as Servicer) under a contract or agreement for the sale or other disposition of the Leased Vehicle (including for the realization of the proceeds of each insurance policy on or covering the Leased Vehicle)) sold according to Section 4.2 of the Servicing Agreement, effective immediately before the sale or other disposition of the Leased Vehicle and without further action of the parties.  The Servicer will deposit an amount equal to the net sale proceeds of the disposition of the Leased Vehicle in the Revolving Facility Collection Account or in the related Exchange Note Collection Account according to Section 4.2(d) of the Servicing Agreement.

(c)                                  Release of Charged-Off Leases and Leased Vehicles on Sale.  The Collateral Agent will be deemed to have released, and does release, any Liens and its other rights, title and interests in, to and under a Lease and Leased Vehicle (but not the proceeds of the sale or disposition of the Lease and Leased Vehicle) sold by the related Borrower according to Section 3.3(g) of the Servicing Agreement, effective immediately before the sale of the Lease and Leased Vehicle and without further action of the parties.

(d)                                 Not Obligated to Verify.  No party relying on a document executed by the Collateral Agent under this Section 3.3 is required to verify the Collateral Agent’s authority, inquire into the satisfaction of any conditions or require evidence of the distribution of any funds.

(e)                                  Release on Satisfaction of Secured Obligations.  When the Secured Obligations and any amounts due to the Administrative Agent under Section 8.6 have been paid in full, the Collateral Agent will release the Borrower Collateral from the Lien Granted under Section 3.2 and release to the Borrowers or any other Person entitled to them, amounts then on deposit in the Revolving Facility Collection Account and any Exchange Note Collection Account.

(f)                                   UCC Termination Statements.  On request of the Borrowers, the Collateral Agent will execute and deliver termination statements for filing under the UCC of each applicable jurisdiction for the release of the Lien Granted under Section 3.2.

ARTICLE IV
EXCHANGE NOTES

Section 4.1.                                 Exchange Notes.

(a)                                 Request for Issuance.  The Lender, by notifying the Administrative Agent and the Borrowers, may from time to time request that all or a portion of the Revolving Facility Balance be issued in the form of one or more notes in definitive form (each, an “Exchange Note”).  The Lender and the Borrowers will agree to the terms of each Exchange Note, which terms will be stated in a supplement to this Agreement (each, an “Exchange Note Supplement”).  Each Exchange Note will, on its execution and delivery, be issued to, and be payable in favor of, the Lender or any other Person as directed by the Lender to the Borrowers and the Administrative Agent.  Each Exchange Note issued under this Agreement will be a “Titling Company Note” under Section 5.7 of the related Titling Company LLC Agreement.

(b)                                 Designation of Reference Pool.  Each Exchange Note Supplement will designate certain Leases and Leased Vehicles in the Revolving Facility Pool as the “Reference Pool” for the related Exchange Note, and following that designation, these Leases and Leased Vehicles will be allocated to that Reference Pool and will no longer be allocated to the Revolving Facility Pool and will not be available to be allocated to any other Reference Pool.  Except as otherwise stated in the related Exchange Note Supplement, each Exchange Note will be payable solely from Collections on the Leases and Leased Vehicles allocated to the related Reference Pool according to the priorities in Article VII and the related Exchange Note Supplement.  For purposes of determining the Collections that are allocated to a Reference Pool, the Leases and Leased Vehicles allocated to the Reference Pool will be considered to be allocated to the Reference Pool from and after the Cutoff Date stated in the related Exchange Note Supplement.

Section 4.2.                                 Issuance of Exchange Notes.

(a)                                 Form.  Each Exchange Note will be substantially in the form of Exhibit A, or in another form as may be stated in the related Exchange Note Supplement.  Each Exchange Note may have marks of identification and legends or endorsements as determined by the Responsible Persons of the Borrowers executing the Exchange Notes.  Each physical Exchange Note will be produced by a method determined by the Responsible Persons of the Borrowers executing the Exchange Note.

(b)                                 Incorporation by Reference.  Each Exchange Note will be dated the date of its authentication.  The terms of each Exchange Note in Exhibit A are part of this Agreement and the related Exchange Note Supplement and are incorporated into this Agreement and the related Exchange Note Supplement by reference.

(c)                                  Execution.  A Responsible Person of each Borrower will execute each Exchange Note on behalf of the Borrower.  The signature of the Responsible Person on an Exchange Note may be manual or facsimile.  An Exchange Note having the manual or facsimile signature of an individual who was a Responsible Person of a Borrower will bind the Borrower, even if the individual has ceased to be a Responsible Person before the authentication and delivery of the Exchange Note or was not a Responsible Person on the issuance date of the Exchange Note.

(d)                                 Exchange Note Supplement; Principal Terms.  On or before the delivery of an Exchange Note to the Administrative Agent for authentication, the Borrowers, the Lender, the Administrative Agent and the Collateral Agent will execute and deliver an Exchange Note Supplement which will state the principal terms of the Exchange Note, including:

(i)                                     its issuance date (each, an “Exchange Note Issuance Date”);

(ii)                                  its name or designation;

(iii)                               its class and any rights and priorities of the class;

(iv)                              its initial Exchange Note Balance;

(v)                                 the Cutoff Date for its Reference Pool;

(vi)                              its Exchange Note Interest Rate and, for a floating rate Exchange Note, the manner of determining the floating rate;

(vii)                           the Exchange Note Events of Default in Section 6.4 that are inapplicable or are modified and any additional events that will be Exchange Note Events of Default;

(viii)                        its Final Scheduled Payment Date; and

(ix)                              any other material terms.

(e)                                  Conditions to Delivery of Exchange Note.  The Administrative Agent’s obligation to authenticate an Exchange Note and to acknowledge and deliver the related Exchange Note Supplement is subject to the satisfaction of the following conditions:

(i)                                     the Lender has notified the Administrative Agent of the Exchange Note Issuance Date at least five Business Days before the Exchange Note Issuance Date;

(ii)                                  the Exchange Note Supplement, including a Schedule of Reference Pool Assets listing the Leases and the Leased Vehicles in the related Reference Pool, executed by each party to the Exchange Note Supplement other than the Administrative Agent, has been delivered to the Administrative Agent; and

(iii)                               an Officer’s Certificate from the Borrowers stating that all conditions to the authentication and delivery of the Exchange Note have been satisfied, has been delivered to the Administrative Agent.

(f)                                   Acknowledgement of Exchange Note Supplement; Authentication and Delivery of Exchange Note.  Following the satisfaction of the conditions in Section 4.2(e), the Administrative Agent will (i) acknowledge the Exchange Note Supplement and (ii) authenticate and deliver the Exchange Note in the form and with the terms stated in the Exchange Note Supplement.

(g)                                  Certificate of Authentication.  No Exchange Note will have the benefit of this Agreement or the related Exchange Note Supplement or be valid unless it has a certificate of authentication substantially in the form included in Exhibit A manually executed by a Responsible Person of the Administrative Agent.  The certificate of authentication on an Exchange Note will be conclusive evidence that the Exchange Note has been duly authenticated and delivered under this Agreement and the related Exchange Note Supplement.

(h)                                 Revolving Facility Balance.  On the issuance of each Exchange Note, the Revolving Facility Balance will be reduced by the initial Exchange Note Balance of the Exchange Note, as stated on the record of the Revolving Facility Balance maintained under Section 2.2.

Section 4.3.                                 Exchange Note Register.  The Borrowers appoint the Administrative Agent to be the “Exchange Note Registrar” and to keep a register (the “Exchange Note Register”) for the purpose of registering Exchange Notes and transfers of Exchange Notes.  On resignation of the Exchange Note Registrar, the Borrowers will promptly appoint a successor or, if they elect not to make the appointment, assume the obligations of the Exchange Note Registrar.  If the Borrowers appoint a Person other than the Administrative Agent as Exchange Note Registrar, (i) the Borrowers will notify the Administrative Agent of the appointment and (ii) the Administrative Agent will have the right to rely on a certificate executed by an officer of the Exchange Note Registrar listing the names and addresses of the Exchange Noteholders and the principal amounts and number of the Exchange Notes.  Each of the Administrative Agent (if it is not the Exchange Note Registrar) and the Borrowers will have the right to inspect the Exchange Note Register at reasonable times and to receive a copy of the Exchange Note Register.

Section 4.4.                                 Registration of Transfer.

(a)                                 Transfer of Exchange Notes.  An Exchange Noteholder may transfer an Exchange Note by surrendering the Exchange Note for registration of transfer at the office or agency of the Borrowers maintained under Section 5.2.  If the requirements of Section 8-401(a) of the UCC are met, the Borrowers will execute and the Administrative Agent will authenticate and deliver to the related Exchange Noteholder, in the name of the transferee, a new Exchange Note in the same principal amount.  An Exchange Noteholder may Transfer an Exchange Note only in whole and not in part.

(b)                                 Valid Obligation.  Each Exchange Note issued on the registration of transfer of an Exchange Note will be the valid obligation of the Borrowers, evidencing the same debt, and have the same benefits under this Agreement and the related Exchange Note Supplement as the Exchange Note surrendered for registration of transfer.

(c)                                  Surrendered Exchange Notes.  Every Exchange Note surrendered for registration of transfer will be (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Exchange Note Registrar or the Administrative Agent duly executed by, the Exchange Noteholder or the Exchange Noteholder’s authorized attorney, (ii) accompanied by a transferee representation letter substantially in the form of Exhibit B (with any changes that may be approved by the Borrowers) and any other documents or evidence that the

Administrative Agent may require and (iii) accompanied by any other documents the Administrative Agent may require.

(d)                                 No Service Charge.  None of the Borrowers, the Exchange Note Registrar or the Administrative Agent will impose a service charge on an Exchange Noteholder for the registration of transfer of an Exchange Note.  The Borrowers, the Exchange Note Registrar or the Administrative Agent may require the Exchange Noteholder to pay an amount to cover any taxes or other governmental charges that may be imposed for the registration of transfer of the Exchange Note.

(e)                                  Registration of Transfers.  The Exchange Note Registrar will register transfers of Exchange Notes in the Exchange Note Register.  However, neither the Borrowers nor the Exchange Note Registrar will be required to register transfers of Exchange Notes for which the next Payment Date is not more than 15 days after the requested date of transfer or which have been called for redemption.

(f)                                   Exchange Noteholder Representations.  By acceptance of an Exchange Note, the Exchange Noteholder agrees with, and represents and warrants to, the Borrowers and the Administrative Agent, that:

(i)                                     It understands that the Exchange Note has not been registered under the Securities Act or any State securities or “blue sky” laws and will bear the legend in Exhibit A.

(ii)                                  It understands that any sale, transfer, assignment, participation, pledge or other disposition of the Exchange Note (each, a “Transfer”) is only permitted if made in compliance with the Securities Act and other applicable laws and only to a person who the holder reasonably believes is either (A) a “qualified institutional buyer” within the meaning of Rule 144A (a “QIB”) or (B) an institutional accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

(iii)                               It either (A) (i) is a QIB, (ii) is aware that the sale to it is being made in reliance on Rule 144A and if it is acquiring the Exchange Note or an interest or participation in the Exchange Note for the account of another QIB, that other QIB is aware that the sale is being made in reliance on Rule 144A and (iii) is acquiring the Rule 144A Notes or an interest or participation in the Exchange Note for its own account or for the account of another QIB or (B) is an institutional accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

(iv)                              It is purchasing the Exchange Note for its own account or for one or more investor accounts for which it is acting as fiduciary or agent, in each case, for investment, and not with a view to offer, transfer, assign, participate, pledge or dispose of the Exchange Note for a distribution that would violate the Securities Act.

(v)                                 Either (A) it is not subject to Title I of ERISA, Section 4975 of the Code or any Similar Law or (B) its purchase, holding and disposition of the Exchange Note is not and will not result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules (or, if it is subject to any Similar Law, the purchase, holding and disposition is not and will not result in a non-exempt violation of that Similar Law);

(vi)                              It understands that no subsequent Transfer of the Exchange Note will be made unless (A) the registration requirements of the Securities Act and applicable State securities laws have been complied with for the Exchange Note and the other requirements of this Section 4.4 are met, (B) the Transfer is to the Borrowers or their Affiliates or (C) the Transfer is exempt from the registration requirements under the Securities Act because either (i) the Transfer is in compliance with Rule 144A, to a transferee who the transferor reasonably believes is a QIB that is purchasing for its own account or for the account of a QIB and to whom notice is given that the Transfer is being made in reliance on Rule 144A or (ii) the Transfer is to an institutional accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

(g)                                  Rule 144A Information.  The Borrowers will make available to the prospective transferor and transferee of an Exchange Note information requested to satisfy the requirements of paragraph (d)(4) of Rule 144A (the “Rule 144A Information”).  The Rule 144A Information for an Exchange Note will include any of the following items requested by the prospective transferee:

(i)                                     the related Monthly Investor Report for each Payment Date before the request;

(ii)                                  copies of the Basic Documents, the related Exchange Note Supplement and the related Servicing Supplement, including any amendments; and

(iii)                               any other information reasonably available to the Borrowers that may be considered Rule 144A Information.

Section 4.5.                                 Mutilated, Destroyed, Lost or Stolen Exchange Notes.

(a)                                 Replacement Notes.  If a mutilated Exchange Note is surrendered to the Administrative Agent or the Administrative Agent receives evidence of the destruction, loss or theft of an Exchange Note the Borrowers will execute, and the Administrative Agent will authenticate and deliver a replacement Exchange Note of the same class and principal amount in exchange for or in place of the Exchange Note if the following conditions are met: (i) the Administrative Agent receives security or indemnity to hold the Borrowers and the Administrative Agent harmless, (ii) none of the Borrowers, the Exchange Note Registrar or the Administrative Agent have received notice that the Exchange Note has been acquired by a protected purchaser, as defined in Section 8-303 of the UCC and (iii) the requirements of Section 8-405 of the UCC are met.  However, if a destroyed, lost or stolen Exchange Note (but not a mutilated Exchange Note) is due and payable within 15 days or has been called for redemption, instead of issuing a replacement Exchange Note, the Borrowers may pay the destroyed, lost or stolen Exchange Note when so due or payable or on the Exchange Note Redemption Date for the Exchange Note without surrender of the Exchange Note.  If a protected purchaser of the original

Exchange Note in place of which the replacement Exchange Note was issued (or the payment made) presents for payment the original Exchange Note, the Borrowers and the Administrative Agent may recover the replacement Exchange Note (or the payment) from the Person to whom it was delivered or a Person taking the replacement Exchange Note (or the payment) from the Person to whom the replacement Exchange Note (or the payment) was delivered or an assignee of that Person, except a protected purchaser, and may recover on the security or indemnity provided for the replacement Exchange Note (or the payment) for any fee, expense, loss, damage or liability incurred by the Borrowers or the Administrative Agent for the replacement Exchange Note (or the payment).

(b)                                 Taxes, Charges and Expenses.  On the issuance of a replacement Exchange Note under Section 4.5(a), (i) the Borrowers may require the Exchange Noteholder of the Exchange Note to pay an amount to cover any taxes or other governmental charges imposed and any other reasonable expenses incurred for the replacement Exchange Note, (ii) the Administrative Agent will, for a mutilated Exchange Note, cancel the Exchange Note and (iii) the Exchange Note Registrar will record in the Exchange Note Register that the destroyed, lost or stolen Exchange Note no longer has the benefits of this Agreement or the related Exchange Note Supplement.

(c)                                  Additional Obligation.  Each replacement Exchange Note issued under Section 4.5(a) will be an original additional contractual obligation of the Borrowers and have the benefits of this Agreement and the related Exchange Note Supplement equally and proportionately with other Exchange Notes issued under this Agreement and the related Exchange Note Supplement.

(d)                                 Sole Remedy.  This Section 4.5 states the sole remedy available to the Exchange Noteholders for the replacement or payment of mutilated, destroyed, lost or stolen Exchange Notes.

Section 4.6.                                 Persons Deemed Owners.  On any date, the Borrowers, the Administrative Agent and any agent of the Borrowers or the Administrative Agent may treat the Person in whose name an Exchange Note is registered as of that date as the owner of the Exchange Note for all purposes, including receiving payments of interest on and principal of the Exchange Note, without regard to any notice or other information to the contrary.

Section 4.7.                                 Payments on Exchange Notes.

(a)                                 Interest Accrual.  Each Exchange Note will accrue interest on its Exchange Note Balance for each Exchange Note Interest Period until the Exchange Note Balance has been paid in full at a rate per annum equal to its Exchange Note Interest Rate for that Exchange Note Interest Period.  Interest on each Exchange Note will be calculated in the manner stated in the related Exchange Note Supplement.  Interest on each Exchange Note for each Exchange Note Interest Period will be due and payable on the related Payment Date in the amount stated in the related Exchange Note Supplement.

(b)                                 Principal.  The principal of each Exchange Note will be payable in installments on each Payment Date according to Article VII and the related Exchange Note Supplement.  The entire unpaid Exchange Note Balance of each Exchange Note will be due and payable on the Final Scheduled Payment Date for the Exchange Note.  The entire unpaid Exchange Note

Balance of each Exchange Note will be due and payable on the date the Exchange Note is declared to be, or has automatically become, immediately due and payable according to Section 6.5(a).

(c)                                  Monthly Payment of Interest and Principal.  On each Payment Date, interest on and principal of each Exchange Note will be paid to the registered Exchange Noteholder by wire transfer to the account of the Exchange Noteholder (as designated by the Exchange Noteholder to the Exchange Note Registrar on or before the date the payment is to be made), except that the final installment of principal payable on the Exchange Note will be payable according to Section 4.7(d).

(d)                                 Payment of Final Installment.  The final installment of principal of an Exchange Note on a Payment Date or its Final Scheduled Payment Date will be payable only on presentation and surrender of the Exchange Note.  The Administrative Agent will notify the applicable Exchange Noteholder of the date the Borrowers expect to pay the final installment on the Exchange Note, which notice will be delivered no later than five days before that date, and the place where the Exchange Note may be presented and surrendered for payment.

Section 4.8.                                 Cancellation of Exchange Notes.  Any Person that receives an Exchange Note surrendered for payment, registration of transfer or redemption will deliver the Exchange Note to the Administrative Agent and the Administrative Agent will promptly cancel it.  If the Servicer and the Lender are the same entity, following an optional redemption of an Exchange Note under the related Servicing Supplement, the Servicer may request that the Borrowers cancel the Exchange Note according to the Servicing Supplement.  On request, the Borrowers will cancel the Exchange Note and the Leases and related Leased Vehicles in the related Reference Pool will be reallocated to the Revolving Facility Pool.

Section 4.9.                                 Acceptance of Agreement by Exchange Noteholders.  Each Exchange Noteholder, by accepting the related Exchange Note, will be deemed to have agreed to the terms and conditions of this Agreement and the related Exchange Note Supplement with the same effect as if the Exchange Noteholder had been a party to this Agreement and the related Exchange Note Supplement.

ARTICLE V
BORROWER’S COVENANTS, REPRESENTATIONS AND WARRANTIES

Section 5.1.                                 Payment of Principal and Interest.  The Borrowers will duly and punctually pay the principal of and interest on the Advances and the Exchange Notes according to this Agreement and the Exchange Notes.  Amounts withheld under the Code or State or local tax law by any Person from a payment to the Lender or an Exchange Noteholder will be considered as having been paid by the Borrowers to the Lender or the Exchange Noteholder, as applicable.

Section 5.2.                                 Maintenance of Office or Agency.  The Borrowers will maintain an office or agency where Exchange Notes may be surrendered for registration of transfer, and where notices to and demands on the Borrowers for the Exchange Notes and this Agreement and any Exchange Note Supplement may be served.  The Borrowers initially appoint the Administrative

Agent to serve as its agent for those purposes.  The Borrowers will promptly notify the Administrative Agent of a change in the location of the office or agency.  If the Borrowers fail to maintain the office or agency or fail to furnish the Administrative Agent with the address of the office or agency, any surrender, notices and demands may be made or served at the Corporate Trust Office, and the Borrowers appoint the Administrative Agent as their agent to receive them.

Section 5.3.                                 Existence; Licenses.  Each Borrower will maintain its existence as a limited liability company under the laws of the State of Delaware and will obtain and maintain its qualification in each jurisdiction in which the qualification is or will be necessary to protect the validity and enforceability of this Agreement, the Exchange Notes and the Borrower Collateral.  Each Borrower will obtain and maintain all material licenses required by applicable law in each jurisdiction necessary for the conduct of its business or the ownership of the Leases or the ownership and leasing of the Leased Vehicles.

Section 5.4.                                 Protection of Borrower Collateral.

(a)                                 Amendments and Financing Statements.  The Borrowers will (i) execute and deliver amendments to this Agreement and other documents, (ii) file or authorize and cause to be filed financing statements, and amendments and continuations of those financing statements and (iii) take other action necessary or advisable to:

(A)                               maintain or preserve the Lien and security interest (and the priority of the security interest) of this Agreement;

(B)                               perfect, maintain perfection, publish notice of or protect the validity of the Grant made or to be made by this Agreement;

(C)                               enforce the Borrower Collateral; or

(D)                               preserve and defend title to the Borrower Collateral and the rights of the Collateral Agent and the Secured Parties in the Borrower Collateral.

(b)                                 Authorization to File.  The Borrowers authorize the Collateral Agent and the Administrative Agent to file financing and continuation statements, and amendments to the statements, in the jurisdictions and with the filing offices as the Collateral Agent or the Administrative Agent may determine are necessary or advisable to perfect the Collateral Agent’s interest in the Borrower Collateral.  The financing and continuation statements may describe the Borrower Collateral as the Collateral Agent or the Administrative Agent may reasonably determine to perfect the Collateral Agent’s interest in the Borrower Collateral.  The Collateral Agent or the Administrative Agent will promptly deliver to the Borrowers file-stamped copies of, or filing receipts for, any financing statement, continuation statement and amendment to a previously filed financing statement.

(c)                                  Collateral Agent Not Obligated.  The Collateral Agent is not obligated to (i) make a determination of whether filing financing or continuation statements, and amendments to the statements, is required or (ii) file the financing or continuation statements, or amendments to the statements, and will not be liable for failure to do so.

Section 5.5.                                 Performance of Obligations.

(a)                                 Performance of Obligations.  The Borrowers will perform all of their obligations under this Agreement and the other Basic Documents and documents included in the Borrower Collateral.

(b)                                 Subcontracting.  The Borrowers may contract with other Persons to assist them in performing their obligations under this Agreement.  Initially, the Borrowers have contracted with the Servicer to assist them in performing their obligations under this Agreement.

(c)                                  Servicer Termination Event.  If the Borrowers have knowledge of a Reference Pool Servicer Termination Event, the Borrowers will notify the Administrative Agent of the event and state in the notice any action the Borrowers are taking to correct the situation.  If a Reference Pool Servicer Termination Event results from the failure of the Servicer to perform its obligations under the Servicing Agreement or a Servicing Supplement, the Borrowers will take reasonable steps to cause the Servicer to correct the failure.

Section 5.6.                                 Negative Covenants.  So long as the Revolving Facility Balance or an Exchange Note is Outstanding, the Borrowers will not, except as permitted in the Basic Documents or Exchange Note Basic Documents:

(a)                                 Dispose of Borrower Collateral.  Sell, exchange or dispose of any Borrower Collateral unless directed to do so by the Collateral Agent;

(b)                                 No Release of Material Obligations.  Take action, and will use commercially reasonable efforts to prevent any action from being taken by others, that would release any Person from any material obligation under a document included in the Borrower Collateral or that would impair the validity or enforceability of the Borrower Collateral or a document included in the Borrower Collateral;

(c)                                  Set-off.  Claim a credit on, or make a deduction from the payments of principal or interest on, the Revolving Facility Balance or the Exchange Notes (other than amounts withheld from those payments under applicable law) or assert a claim against the Lender or an Exchange Noteholder by reason of the payment of the taxes levied or assessed on the Borrowers or the Borrower Collateral;

(d)                                 Dissolve or Liquidate.  Dissolve or liquidate;

(e)                                  Liens.  Permit (i) the validity or effectiveness of this Agreement to be impaired, or permit the Lien Granted under Section 3.2 to be amended, subordinated, terminated or discharged, or permit a Person to be released from any obligations under this Agreement except in each case as permitted by this Agreement or the other Basic Documents, (ii) a Lien, other than Permitted Liens, to be created on or extend to the Borrower Collateral or (iii) the Lien Granted under Section 3.2 not to be a valid first priority security interest in the Borrower Collateral, other than Permitted Liens; or

(f)                                   Modification of Borrower Collateral.  Amend, modify, waive, terminate or surrender any Borrower Collateral or any Basic Documents without the consent of the Administrative Agent.

Section 5.7.                                 Opinions on Borrower Collateral.  On or before April 30 of each year, if an Exchange Note was Outstanding during any part of the prior year and the Exchange Note is still Outstanding on April 30 of that year, the Borrowers will furnish to the Collateral Agent and the Administrative Agent an Opinion of Counsel either (a) stating that, in the opinion of that counsel, (i) for the Borrower Collateral other than the Leased Vehicles, all action has been taken for the recording, filing, re-recording and refiling of this Agreement and all financing statements and continuation statements to maintain the Lien Granted under Section 3.2 and (ii) for the Leased Vehicles, procedures have been established that if followed would be sufficient to create and maintain the Lien Granted under Section 3.2 or (b) stating that in the opinion of that counsel no action is necessary to maintain the Lien.

Section 5.8.                                 Merger and Consolidation; Transfer of Assets.  Neither Borrower will merge or consolidate with or into any other Person or, except as permitted by the related Titling Company LLC Agreement and the other Basic Documents, transfer all or substantially all of its assets, unless:

(a)                                 Surviving Person.  The Person (if other than the applicable Borrower) formed by or surviving the merger or consolidation, or that acquires those assets, (i) is organized and existing under the laws of the United States or any State and (ii) assumes, by an agreement to assume the Borrower’s obligations under this Agreement (unless the assumption happens by operation of law), executed and delivered to the Administrative Agent, in form satisfactory to the Administrative Agent, the due and punctual payment of the interest on and principal of the Secured Obligations and the performance of the other obligations under this Agreement and the other Basic Documents to be performed by the Borrower;

(b)                                 Subordination.  For a transfer of the assets included in the Borrower Collateral, the Person who acquires those assets agrees by means of the assumption agreement executed and delivered to the Administrative Agent that (i) all right, title and interest transferred will be subject and subordinate to the rights of the Lender and the Exchange Noteholders, (ii) unless stated in the assumption agreement, that Person will indemnify the Borrowers for fees, expenses, losses, damages and liabilities (including fees and expenses of defending itself against any loss, damage or liability) related to this Agreement, the Revolving Facility and the Exchange Notes and (iii) that Person will make all necessary filings, including filings with the Securities and Exchange Commission required by the Exchange Act for the Exchange Notes and any related Securities;

(c)                                  No Defaults.  Immediately after giving effect to the merger, consolidation or transfer, no Facility Default, Facility Event of Default, Exchange Note Default or Exchange Note Event of Default will have occurred and be continuing;

(d)                                 Opinion.  The Borrowers have received an Opinion of Counsel (with a copy to the Administrative Agent) stating that the merger, consolidation or transfer will not cause (i) any Exchange Note to be deemed sold or exchanged for purposes of Section 1001 of the Code or (ii)

the Borrower to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;

(e)                                  Actions.  Any action necessary to maintain the Lien and security interest Granted under this Agreement has been taken; and

(f)                                   Conditions.  The applicable Borrower has delivered to the Administrative Agent and the Servicer an Officer’s Certificate and an Opinion of Counsel each stating that the merger, consolidation or transfer and the assumption agreement comply with this Section 5.8 and that the conditions in this Agreement relating to the merger, consolidation or transfer have been satisfied.

Section 5.9.                                 Successor or Transferee.  On a merger or consolidation of a Borrower or a transfer under Section 5.8, (a) the Person formed by or surviving the merger or consolidation (if other than the applicable Borrower) will succeed to, and be substituted for, and may exercise the rights and powers of, the Borrower under this Agreement with the same effect as if that Person had been named as a Borrower in this Agreement and (b) for a transfer of the assets of a Borrower under Section 5.8, the predecessor Borrower will be released from its obligations under this Agreement to be performed by the successor Borrower for the Secured Obligations immediately on receipt of notice by the Administrative Agent stating that the Borrower is to be released.

Section 5.10.                          No Other Activities.  Neither Borrower will engage in activities other than financing, acquiring, owning and pledging the Borrower Collateral as described in the Basic Documents and activities incidental to those activities.

Section 5.11.                          Further Acts and Documents.  On request of the Administrative Agent, the Borrowers will take action and execute and deliver additional documents reasonably required to perform and carry out the intention of this Agreement.

Section 5.12.                          Restricted Payments.

(a)                                 No Set-off.  Neither Borrower will, directly or indirectly, (i) make payments (by reduction of capital or otherwise) to member(s) of the Borrower, (ii) redeem, purchase, retire or acquire for value an ownership interest in the Borrower or (iii) set aside or segregate amounts for those purposes, except as permitted under this Agreement and the other Basic Documents.

(b)                                 No Other Payments.  Neither Borrower will, directly or indirectly, make payments to or distributions from the Revolving Facility Collection Account or an Exchange Note Collection Account, except according to the Basic Documents.

Section 5.13.                          Notice of Defaults.  The Borrowers will notify the Administrative Agent and the Servicer as soon as practicable and within five Business Days after a Responsible Person of the Borrowers has knowledge of a Facility Event of Default or Exchange Note Event of Default.

Section 5.14.                          Review of Borrowers’ Records.  Each Borrower will maintain records and documents relating to its performance under this Agreement according to its customary business practices.  On reasonable request not more than once during any year, each Borrower will give the Administrative Agent and the Servicer (or their representatives) access to the records and documents to conduct a review of the Borrower’s performance under this Agreement.  Any access or review will be conducted at the Borrower’s offices during its normal business hours at a time reasonably convenient to the Borrower and in a manner that will minimize disruption to its business operations.  Any access or review will be subject to the Borrower’s confidentiality and privacy policies.

Section 5.15.                          Insurance Policies.  The Borrowers will maintain, or cause to be maintained, residual value, vicarious liability and contingent or excess liability insurance policies or programs (which may be blanket policies covering the Borrowers and all or certain Affiliates of the Borrowers) for the Leases and the Leased Vehicles consistent with the policies or programs, if any, that any of its Affiliates maintains for its own portfolio of leases and leased vehicles.  Each insurance policy will name the Borrowers and the Collateral Agent as an insured party and will be updated annually by the Borrowers to reflect each Exchange Noteholder as an insured party.  To the extent the Borrowers self-insure for losses related to vicarious liability, they will indemnify the Lender, the Collateral Agent and the Exchange Noteholders for any uninsured losses.

Section 5.16.                          Borrower’s Authorized and Responsible Persons.  On or before the date of this Agreement, the Borrowers will notify the Lender, the Collateral Agent and the Administrative Agent of each Person who (a) will be authorized to give instructions and directions to the Lender, the Collateral Agent and the Administrative Agent on behalf of the Borrower and (b) is a Responsible Person for the Borrower.  The Borrower may change such Persons by notifying the Lender, the Collateral Agent and the Administrative Agent.

Section 5.17.                          Borrowers’ Representations and Warranties.  Each Borrower represents and warrants to the Collateral Agent as of the date of this Agreement and each Exchange Note Issuance Date:

(a)                                 Organization and Qualification.  The Borrower is duly formed and validly existing as a limited liability company in good standing under the laws of the State of Delaware.

(b)                                 Power, Authority and Enforceability.  The Borrower has the power and authority to execute, deliver and perform its obligations under this Agreement and each Exchange Note Supplement.  The Borrower has authorized the execution, delivery and performance of this Agreement and each Exchange Note Supplement.  This Agreement and each Exchange Note Supplement is the legal, valid and binding obligation of the Borrower enforceable against the Borrower, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c)                                  No Conflicts and No Violation.  The completion of the transactions contemplated by this Agreement and each Exchange Note Supplement and the performance of its obligations under such documents will not (i) conflict with, or be a breach or default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Borrower is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the Borrower’s properties or assets under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document (other than this Agreement), (iii) violate its organizational documents or (iv) violate a law or, to the Borrower’s knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Borrower or its properties that applies to the Borrower, which, in each case, would reasonably be expected to have a material adverse effect on the Borrower’s ability to perform its obligations under this Agreement and any Exchange Note Supplement.

(d)                                 No Proceedings.  To the Borrower’s knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Borrower or its properties (i) asserting the invalidity of this Agreement, any Exchange Note Supplement or any Exchange Note, (ii) seeking to prevent the issuance of an Exchange Note or the completion of the transactions contemplated by this Agreement or any Exchange Note Supplement, (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Borrower’s ability to perform its obligations under, or the validity or enforceability of, this Agreement, any Exchange Note Supplement or any Exchange Note, in each case, other than the proceedings that, to the Borrower’s knowledge, would not reasonably be expected to have a material adverse effect on the Borrower, the performance by the Borrower of its obligations under, or the validity and enforceability of, this Agreement, any Exchange Note Supplement or any Exchange Note.

(e)                                  No Investment Company.  The Borrower is not an “investment company” as defined in the Investment Company Act.

Section 5.18.                          Borrowers’ Representations and Warranties about Security Interest.  Each Borrower represents and warrants to the Collateral Agent as of the date of this Agreement and each Exchange Note Issuance Date, which representations and warranties will survive the termination of this Agreement and may not be waived by the Collateral Agent:

(a)                                 Valid Security Interest.  This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Borrower Collateral in favor of the Collateral Agent which is prior to all other Liens, other than Permitted Liens, and is enforceable against creditors of and purchasers from the Borrower.

(b)                                 Perfection.  The Servicer has represented that it has started procedures that will result in the perfection of a first priority security interest against the Borrower in the related Leased Vehicles.

(c)                                  Type.  The Borrower Collateral (other than (i) the Leased Vehicles, (ii) those investments which have been credited to the Revolving Facility Collection Account and (iii) those Permitted Investments which have been credited to an Exchange Note Collection Account) is “tangible chattel paper,” “electronic chattel paper,” “instruments” or “general intangibles” within the meaning of the applicable UCC.

(d)                                 Good Title.  The Borrowers own and have good title to the Borrower Collateral free and clear of any Lien, other than Permitted Liens.  The Borrowers have received all consents and approvals required by the terms of the Borrower Collateral to Grant to the Collateral Agent

all of their right, title and interest in the Borrower Collateral, except if a requirement for consent or approval is made ineffective under the applicable UCC.

(e)                                  Filing Financing Statements.  The Borrowers have caused, or will cause within ten days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law to perfect the security interest Granted in the Borrower Collateral to the Collateral Agent under this Agreement.  All financing statements filed or to be filed against the Borrowers in favor of the Collateral Agent under this Agreement describing the Borrower Collateral will contain a statement to the following effect: “A purchase of or grant of a security interest in collateral described in this financing statement will violate the rights of the Secured Parties.”

(f)                                   No Other Sale, Grant or Financing Statements.  Other than the security interest Granted to the Collateral Agent under this Agreement, the Borrowers have not sold or Granted a security interest in any of the Borrower Collateral.  The Borrowers have not authorized the filing of and are not aware of any financing statements against the Borrowers that include a description of collateral covering any of the Borrower Collateral, other than financing statements relating to the security interest Granted to the Collateral Agent under this Agreement.  The Borrowers are not aware of any judgment or tax Lien filings against them.

(g)                                  Possession of Leases.  For a Lease that is “tangible chattel paper,” the Borrowers have in their possession, directly or through their agents, the original copy of the Lease that is or evidences part of the Borrower Collateral, and the Lease does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent.  For a Lease that is “electronic chattel paper,” the Borrowers have not communicated an “authoritative copy” (within the meaning of the applicable UCC) of the Lease that is or evidences part of the Borrower Collateral to any Person other than the Collateral Agent.

ARTICLE VI
EVENTS OF DEFAULT; REMEDIES

Section 6.1.                                 Facility Events of Default.

(a)                                 Facility Events of Default.  The occurrence of one of the following events will be an event of default for the Revolving Facility under this Agreement (each, a “Facility Event of Default”):

(i)                                     the Borrowers fail to pay the Revolving Facility Interest Payment Amount due on any Payment Date, and the failure continues for five Business Days or more;

(ii)                                  the Borrowers fail to pay (A) the Revolving Facility Balance on the Facility Termination Date or (B) the Revolving Facility Principal Payment Amount due on any Payment Date and, if the failure is due to an administrative omission, mistake or technical difficulty, the failure continues for five Business Days or more;

(iii)                               either Borrower fails to observe a material covenant or agreement of the Borrower in this Agreement (other than to pay interest on or principal of the Revolving Facility) or a representation or warranty of either Borrower made in this Agreement or in an Officer’s Certificate or other document delivered under this Agreement is incorrect in a material respect when made and, in each case, the failure or error continues for at least 60 days after the Borrower receives notice from the Lender, the Collateral Agent or the Administrative Agent stating the failure or error, requiring it to be corrected and stating that the notice is a “Notice of Facility Event of Default”;

(iv)                              the Servicer is terminated for the Revolving Facility Pool following the occurrence of an Insolvency Event for the Servicer and no successor Servicer has accepted its engagement on or before the date stated in the notice of termination under Section 7.2 of the Servicing Agreement; or

(v)                                 an Insolvency Event of a Borrower occurs.

(b)                                 Borrowers to Notify.  The Borrowers will notify the Lender, the Collateral Agent and the Administrative Agent within five Business Days after a Responsible Person of a Borrower has knowledge of the occurrence of a Facility Default under Section 6.1(a)(iii), which notice will describe the Facility Default, the status of the Facility Default and what action the Borrowers are taking to correct the Facility Default.

Section 6.2.                                 Acceleration of Revolving Facility; Rescission.

(a)                                 Acceleration.  If a Facility Event of Default occurs and is continuing, the Lender, may (i) terminate the Revolving Facility and (ii) declare the Revolving Facility Balance to be accelerated by notifying the Borrowers, the Servicer, the Collateral Agent and the Administrative Agent.  On acceleration, the unpaid Facility Balance, together with accrued and unpaid interest, will become immediately due and payable, in each case.  If a Facility Event of Default in Section 6.1(a)(iv) or (v) occurs, (A) the Revolving Facility will automatically terminate and (ii) the Revolving Facility Balance, together accrued and unpaid interest, will automatically become due and payable, in each case, without a declaration or other act of the Lender.

(b)                                 Rescission.  The Lender, by notifying the Borrowers, the Servicer, the Collateral Agent and the Administrative Agent, may rescind a declaration of acceleration at any time.  No rescission will affect a subsequent default or impair a right resulting from the rescission.

Section 6.3.                                 Revolving Facility Remedies.

(a)                                 Proceedings.  If the Revolving Facility Balance has been accelerated under Section 6.2(a) and the declaration of acceleration has not been rescinded according to Section 6.2(b), the Lender may (subject to Article VII) take the action in clause (i) below, or direct the Collateral Agent to, and the Collateral Agent will, take one or more of the actions in clauses (ii) through (v) below:

(i)                                     start a Proceeding for the collection of all amounts then payable to the Lender or under this Agreement and pursue its other rights, remedies, powers or privileges under this Agreement;

(ii)                                  start a Proceeding for the complete or partial foreclosure of the Borrower Collateral included in the Revolving Facility Pool;

(iii)                               sell or liquidate all or any part of the Borrower Collateral in the Revolving Facility Pool or rights or interest in the Borrower Collateral in the Revolving Facility Pool at one or more public or private sales called and conducted in any manner permitted by law;

(iv)                              exercise any remedies of a secured party under the UCC; and

(v)                                 take any other action to protect and enforce the rights and remedies of the Lender.

(b)                                 Priority of Payments Following Liquidation.  Any money or property collected by the Collateral Agent following the sale or other liquidation of the Borrower Collateral in the Revolving Facility Pool under Section 6.3(a)(iii) will be used (i) first, to pay the Collateral Agent any amounts due under Section 8.6, (ii) second, to pay the Administrative Agent any amounts due under Section 8.6 and (iii) third, to or at the direction of the Lender, to pay principal of and interest on the Revolving Facility Balance and any other amounts owing on the Revolving Facility.

Section 6.4.                                 Exchange Note Events of Default.

(a)                                 Exchange Note Events of Default.  Unless otherwise stated in the related Exchange Note Supplement, the occurrence of any of the following events will be an event of default for the related Exchange Note under this Agreement and the related Exchange Note Supplement (each, an “Exchange Note Event of Default”):

(i)                                     the Borrowers fail to pay the Exchange Note Interest Payment Amount due on any Payment Date, and the failure continues for five Business Days or more;

(ii)                                  the Borrowers fail to pay the Exchange Note Balance on its Final Scheduled Payment Date and, if the failure is due to an administrative omission, mistake or technical difficulty, the failure continues for three Business Days or more;

(iii)                               either Borrower fails to observe a material covenant or agreement of the Borrower in this Agreement or the Exchange Note Supplement (other than to pay interest on or principal of the Exchange Note) or a representation or warranty of either Borrower made in this Agreement, the Exchange Note Supplement or in an Officer’s Certificate or other document delivered under this Agreement or the Exchange Note Supplement is incorrect in a material respect when made and, in each case, the failure or error continues for at least 60 days after the Borrower receives notice from the Collateral Agent, the Administrative Agent or the Exchange Noteholder stating the failure or error, requiring it to be corrected and stating that the notice is a “Notice of Exchange Note Event of Default”;

(iv)                              the Servicer is terminated for the related Reference Pool following a Reference Pool Servicer Termination Event resulting from the occurrence of an Insolvency Event for the Servicer and no successor Servicer has accepted its engagement on or before the date stated in the notice of termination under Section 7.3(c) of the Servicing Agreement;

(v)                                 an Insolvency Event of a Borrower occurs; or

(vi)                              any other event stated in the Exchange Note Supplement for the Exchange Note occurs.

(b)                                 Borrowers to Notify.  The Borrowers will notify the Collateral Agent, the Administrative Agent and the Exchange Noteholder within five Business Days after a Responsible Person of a Borrower has knowledge of the occurrence of an Exchange Note Default under Section 6.4(a)(iii), which notice will describe the Exchange Note Default, the status of the Exchange Note Default and what action the Borrowers are taking to correct the Exchange Note Default.

Section 6.5.                                 Acceleration of Exchange Note; Rescission.

(a)                                 Acceleration.  If an Exchange Note Event of Default occurs and is continuing, the Exchange Noteholder may declare the Exchange Note Balance to be accelerated by notifying the Borrowers, the Servicer, the Collateral Agent and the Administrative Agent.  On acceleration, the unpaid Exchange Note Balance, together with accrued and unpaid interest, will become be immediately due and payable.  If an Exchange Note Event of Default in Section 6.4(a)(iv) or (v) occurs, all unpaid principal of and accrued and unpaid interest on the Exchange Note will automatically become due and payable without a declaration or other act of the Exchange Noteholder.

(b)                                 Rescission.  The Exchange Noteholders, by notifying the Borrowers, the Servicer, the Collateral Agent and the Administrative Agent, may rescind a declaration of acceleration before a judgment or decree for payment of the amount due has been obtained by the Collateral Agent as stated in this Article VI if:

(i)                                     the Borrowers have paid an amount sufficient to (A) pay the due and unpaid principal of and interest on the Exchange Note and all other amounts that would then be due under this Agreement and the Exchange Note Supplement if the Exchange Note Event of Default giving rise to the acceleration had not occurred, (B) pay all amounts owed to the Administrative Agent under Section 8.6 and (C) pay all other outstanding fees and expenses of the Borrowers; and

(ii)                                  all Exchange Note Events of Default, other than the non-payment of the Exchange Note Balance that has become due solely by the acceleration, have been corrected or waived under Section 6.9.

Section 6.6.                                 Exchange Note Remedies.

(a)                                 Proceedings.  If the Exchange Note Balance has been accelerated under Section 6.5(a) and the declaration of acceleration has not been rescinded according to Section 6.5(b), the Exchange Noteholder may (subject to Article VII) take the action in clause (i) below, or direct the Collateral Agent to, and the Collateral Agent will, take one or more of the actions in clauses (ii) through (v) below:

(i)                                     start a Proceeding for the collection of all amounts then payable to the Exchange Noteholder or under this Agreement or the Exchange Note Supplement and pursue its other rights, remedies, powers or privileges under this Agreement and the Exchange Note Supplement;

(ii)                                  start a Proceeding for the complete or partial foreclosure of the Borrower Collateral included in the Reference Pool;

(iii)                               sell or liquidate all or any part of the Borrower Collateral in the Reference Pool or rights or interest in the Borrower Collateral in the Reference Pool at one or more public or private sales called and conducted in any manner permitted by law;

(iv)                              exercise any remedies of a secured party under the UCC; and

(v)                                 take any other action to protect and enforce the rights and remedies of the Exchange Noteholder.

(b)                                 Priority of Payments Following Liquidation.  Any money or property collected by the Collateral Agent following the sale or other liquidation of the Borrower Collateral in the Reference Pool under Section 6.6(a)(iii) will be deposited in the related Exchange Note Collection Account and distributed according to the related Exchange Note Supplement.

Section 6.7.                                 Rights and Remedies Cumulative.  No right or remedy of the Lender or an Exchange Noteholder under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy, if permitted by law, will be cumulative and in addition to every other right and remedy given under this Agreement.  The exercise of a right or remedy will not prevent the exercise of another right or remedy at the same time.  The Lender’s or an Exchange Noteholder’s right to seek and recover judgment on the Revolving Facility, the Exchange Note or under this Agreement will not be affected by the seeking, obtaining or use of other relief under this Agreement.  Neither the Lien Granted under this Agreement nor the rights or remedies of the Lender or an Exchange Noteholder will be impaired by the recovery of a judgment by them or the Collateral Agent against the Borrowers or by the execution of a judgment on the Borrower Collateral.

Section 6.8.                                 Delay or Omission Not a Waiver.  No delay or omission of the Lender or an Exchange Noteholder to exercise a right or remedy after a Facility Default, Facility Event of Default, Exchange Note Default or Exchange Note Event of Default will impair the right or remedy, or be a waiver of the Facility Default, Facility Event of Default, Exchange Note Default or Exchange Note Event of Default.  Every right and remedy given by this Article VI or by law to the Collateral Agent, the Lender or an Exchange Noteholder may be exercised as often as deemed advisable by the Collateral Agent, the Lender or the Exchange Noteholder.

Section 6.9.                                 Waiver of Defaults.

(a)                                 Waiver by Lender.  The Lender may waive a Facility Event of Default, by notifying the Borrowers, the Servicer, the Collateral Agent and the Administrative Agent.

(b)                                 Waiver by Exchange Noteholder.  The related Exchange Noteholder may waive an Exchange Note Event of Default, by notifying the Borrowers, the Servicer, the Collateral Agent and the Administrative Agent.

(c)                                  Effect of Waiver.  On any waiver, the Facility Default, Facility Event of Default, Exchange Note Default or Exchange Note Event of Default will be considered not to have occurred for all purposes of this Agreement.  No waiver will extend to any other Facility Default, Facility Event of Default, Exchange Note Default or Exchange Note Event of Default or impair any right relating to any other Facility Default, Facility Event of Default, Exchange Note Default or Exchange Note Event of Default.

ARTICLE VII
CREDITORS’ RELATIONS

Section 7.1.                                 Allocation of Collections.  The Lender and the Administrative Agent, by entering into this Agreement, and each Exchange Noteholder, by accepting the related Exchange Note, acknowledges and agrees that (a) the Revolving Facility and the Exchange Notes are secured under Section 3.1 by a single security interest in the Borrower Collateral, (b) each of the Lender, the Administrative Agent and each Exchange Noteholder will be subject to the limitation of recourse, waiver of claims and rights, and subordination terms of this Article VII, (c) except following a Facility Event of Default or an Exchange Note Event of Default, no Exchange Noteholder will have any recourse to, or right to payment from, the Collections on the Revolving Facility Pool and (d) all Collections will be distributed according to the priorities and procedures in this Article VII.

Section 7.2.                                 Distribution of Collections on Revolving Facility Pool.  On each Payment Date for which Collections on the Revolving Facility Pool are in the Revolving Facility Collection Account (unless a Facility Event of Default has occurred before the Payment Date), the Administrative Agent will (based on the information in the Revolving Facility Pool Report delivered before the Payment Date) withdraw from the Revolving Facility Collection Account and make deposits and payments, to the extent of Collections for the Revolving Facility Pool for that Payment Date and any Revolving Facility Pool Additional Amounts for that Payment Date, in the following order of priority (but only if such amounts have not been paid from Collections retained by Ford Credit under Section 5.3(a) of the Servicing Agreement):

(a)                                 first, to the Servicer, the Revolving Facility Pool Servicing Fee for the related Collection Period;

(b)                                 second, to the Lender, the Revolving Facility Interest Payment Amount;

(c)                                  third, to the Lender, the Revolving Facility Principal Payment Amount, until the Revolving Facility Balance is reduced to zero;

(d)                                 fourth, if the Borrowers elect (by direction to the Administrative Agent on or before the applicable Payment Date, which may be in the form of a standing direction) or if the Revolving Period has been terminated (or a Facility Event of Default has occurred), to the Lender, all amounts remaining, as an additional payment of principal of the Revolving Facility Balance, until the Revolving Facility Balance is reduced to zero; and

(e)                                  fifth, all remaining amounts, to the Borrowers (to be allocated between them as agreed).

Section 7.3.                                 Distribution of Collections on Reference Pools.  On each Payment Date (unless a Facility Event of Default has occurred before the Payment Date), the related Indenture Trustee will, for each Reference Pool (based on the information in the related Monthly Investor Report delivered before the Payment Date), withdraw from the related Exchange Note Collection Account and make deposits and payments, to the extent of Collections for the Reference Pool for the Payment Date and any Shared Amounts allocated to the Reference Pool for that Payment Date, according to the related Exchange Note Supplement.

Section 7.4.                                 Distribution of Collections Following Facility Event of Default.  On each Payment Date following the occurrence of a Facility Event of Default for which Collections on the Revolving Facility Pool are in the Revolving Facility Collection Account, the Administrative Agent will (unless the Exchange Noteholder directs otherwise under Section 6.9(b)), for the Revolving Facility Pool and each Reference Pool (based on the information in the Revolving Facility Pool Report or the related Monthly Investor Report delivered before the Payment Date), withdraw from the Revolving Facility Collection Account and related Exchange Note Collection Account, respectively, and make deposits and payments, to the extent of Collections for the Revolving Facility Pool or the Reference Pool, as applicable, for the related Collection Period, in the following order of priority:

(a)                                 first, (i) for the Revolving Facility Pool, according to Section 7.2(a) through (c) and (ii) for each Reference Pool and the related Exchange Note, in the following order of priority:

(A)                               first, to the Servicer, the Reference Pool Servicing Fee and Advance Reimbursement Amount, if any, for the Reference Pool and the related Collection Period, in each case, if those amounts have not been paid from the Collections on the Reference Pool retained by the Servicer under the related Servicing Supplement;

(B)                               second, to the related Exchange Noteholder, the Exchange Note Interest Payment Amount; and

(C)                               third, to the related Exchange Noteholder, (I) on a Payment Date other than an Exchange Note Redemption Date, the Exchange Note Principal Payment Amount, as a payment of principal of the Exchange Note until the Exchange Note Balance of the Exchange Note is reduced to zero or (II) on an Exchange Note Redemption Date, an amount equal to the Exchange Note Purchase Price (if that amount has not been paid under clause (B) above);

(b)                                 second, without priority to the Lender or an Exchange Noteholder, (i) for the Revolving Facility Allocation Percentage of the remaining amount of Collections for the Revolving Facility Pool and each Reference Pool, to pay amounts due and unpaid under Section 7.2(a) through (c) and (ii) for each Exchange Note’s Exchange Note Allocation Percentage of the

remaining amount of Collections for the Revolving Facility Pool and each Reference Pool, to make deposits and payments in the following order of priority:

(A)                               first, to pay amounts due and unpaid for the related Exchange Note under Section 7.4(a);

(B)                               second, to the related Exchange Noteholder, as an additional payment of principal of the Exchange Note, all amounts necessary to cover any shortfall in payment on debt obligations that are secured by the Exchange Note until the Exchange Note Balance of the Exchange Note is reduced to zero; and

(C)                               third, to the reserve account, if any, established for the related Exchange Note, until the amount in the reserve account equals the amount required under the related Exchange Note Supplement;

(c)                                  third, all remaining amounts of Collections for the Revolving Facility Pool and each Reference Pool will be distributed, pro rata, based on the amounts due, to pay any amounts due and unpaid (i) under Section 7.2(a) through (c) for the Revolving Facility and (ii) under Section 7.4(b) for each Exchange Note; and

(d)                                 fourth, all remaining amounts of Collections for the Revolving Facility Pool and each Reference Pool, to the Borrowers (to be allocated between them as agreed).

Section 7.5.                                 Priorities Following Liquidation.  Following the liquidation of any part of the Borrower Collateral under Article VI, the proceeds of the liquidation will be distributed according to Section 6.3(b) or 6.6(b), as applicable.

ARTICLE VIII
COLLATERAL AGENT; ADMINISTRATIVE AGENT

Section 8.1.                                 Obligations of Collateral Agent.

(a)                                 Obligations of Collateral Agent.  The Collateral Agent will:

(i)                                     hold a security interest in the Borrower Collateral for the benefit of the Secured Parties;

(ii)                                  cause the Certificate of Title for each Leased Vehicle to reflect “HTD Leasing LLC” as the recorded lienholder or recorded holder of a security interest in the Leased Vehicle (if those actions have not been taken by the Servicer under Section 3.2(b) of the Servicing Agreement);

(iii)                               for each Leased Vehicle that is permitted or required by the Basic Documents to be sold or disposed of by the applicable Borrower or reallocated to a Specified Interest other than the Collateral Specified Interest of the applicable Borrower, take action necessary to cause (A) the security interest granted under Section 3.2 in the

Leased Vehicle to be released and (B) the evidence of the Collateral Agent as lienholder on the related Certificate of Title to be removed;

(iv)                              take the actions required to be taken by the Collateral Agent under Article VI following a Facility Event of Default or an Exchange Note Event of Default; and

(v)                                 take the other actions required to be taken by the Collateral Agent under this Agreement.

(b)                                 Administrative Agent to Perform.  The Administrative Agent will, for the benefit of the Collateral Agent, the other parties to this Agreement and the Exchange Noteholders, perform the obligations of the Collateral Agent under this Agreement and the other Basic Documents.  The Collateral Agent will not be responsible for, nor have liability for, any actions taken or not taken by the Administrative Agent on behalf of the Collateral Agent.  It is intended that, under the HTD Administration Agreement, the Administrative Agent will delegate to the Collateral Agent Administrator certain of the Collateral Agent’s obligations that the Administrative Agent is required to perform under this Section 8.1(b), and each party to this Agreement and each Exchange Noteholder, by accepting an Exchange Note, consents to the delegation.

(c)                                  Administrative Agent to Maintain Collateral Agent.  The Administrative Agent will (i) maintain the Collateral Agent in existence in its jurisdiction of organization, (ii) maintain all qualifications, licenses and approvals from governmental authorities that are necessary or advisable for the performance of the Collateral Agent’s obligations under this Agreement, (iii) maintain a 100% limited liability company interest in the Collateral Agent and (iv) comply with, and take all actions necessary or advisable to avoid a violation of, the HTD LLC Agreement.

(d)                                 Power of Attorney.  The Collateral Agent appoints the Administrative Agent as the Collateral Agent’s attorney-in-fact, with full power of substitution to exercise all rights of the Collateral Agent under this Agreement and the other Basic Documents.  This power of attorney, and all authority given, under this Section 8.1(d) is revocable and is given solely to facilitate the performance of the Administrative Agent’s obligations under this Agreement and may only be used by the Administrative Agent consistent with this Agreement.  On request of the Administrative Agent, the Collateral Agent will furnish the Administrative Agent with written powers of attorney and other documents to enable the Administrative Agent to perform its obligations under this Agreement.

Section 8.2.                                 Administrative Agent’s Obligations.

(a)                                 Standard of Care.  If a Facility Event of Default or an Exchange Note Event of Default has occurred and is continuing, the Administrative Agent will exercise the rights and powers vested to it under this Agreement using the same degree of care and as a prudent person would use under the circumstances in the conduct of that person’s own affairs.

(b)                                 Obligations; Reliance.  Except during the continuance of a Facility Event of Default or an Exchange Note Event of Default:

(i)                                     the Administrative Agent agrees to perform the obligations and only the obligations stated in this Agreement and no implied covenants or obligations are to be read into this Agreement; and

(ii)                                  in the absence of willful misconduct, bad faith or negligence on its part, the Administrative Agent may conclusively rely, for the truth of the statements and the correctness of the opinions furnished to it, on certificates or opinions furnished to it and, if required by this Agreement, conforming to the requirements of this Agreement.  The Administrative Agent will examine the certificates and opinions to determine whether or not they conform to the requirements, if any, of this Agreement.

(c)                                  Administrative Agent Liable.  The Administrative Agent will not be relieved from liability for its own willful misconduct, bad faith or negligence, except that:

(i)                                     this Section 8.2(c) does not limit Section 8.2(b);

(ii)                                  the Administrative Agent will not be liable for an error of judgment made in good faith unless it is proved that the Administrative Agent was negligent in determining the relevant facts; and

(iii)                               the Administrative Agent will not be liable for any action taken or not taken in good faith according to this Agreement or a direction received by it from the Lender or an Exchange Noteholder for the exercise of remedies under Article VI.

(d)                                 Not Liable for Interest.  The Administrative Agent will not be liable for interest on any amounts received by it, except as the Administrative Agent may agree with the Borrowers.

(e)                                  Not Required to Segregate.  The Administrative Agent need not segregate any funds held by it in trust under this Agreement from other funds unless required by law, this Agreement, an Exchange Note Supplement or a Servicing Supplement.

(f)                                   Section Governs.  The terms of this Agreement relating to the conduct of the Administrative Agent, the liability of the Administrative Agent or giving protection to the Administrative Agent are subject to this Section 8.2.

(g)                                  No Deemed Knowledge.  The Administrative Agent will not be deemed to have knowledge of a Facility Default, Facility Event of Default, Exchange Note Default or Exchange Note Event of Default unless (i) a Responsible Person of the Administrative Agent has knowledge of the Facility Default, Facility Event of Default, Exchange Note Default or Exchange Note Event of Default or (ii) it has received notice of the Facility Default, Facility Event of Default, Exchange Note Default or Exchange Note Event of Default.

Section 8.3.                                 Administrative Agent’s Rights.

(a)                                 Reliance on Documents.  The Administrative Agent may rely on any document believed by it to be genuine and which appears on its face to be properly executed and signed or presented by the proper Person.  The Administrative Agent is not required to investigate any facts or matters or to verify any calculations or amounts stated in any document.  The Administrative Agent will not be liable for any action taken or not taken in good faith in reliance on a document believed by it to be genuine.

(b)                                 Reliance on Opinions.  Before the Administrative Agent acts or does not act, it may require and rely on an Officer’s Certificate or an Opinion of Counsel.  The Administrative Agent will not be liable for action taken or not taken in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c)                                  Use of Agents.  The Administrative Agent may exercise the trusts or powers under this Agreement or perform obligations under this Agreement either directly or by or through agents or attorneys or a custodian or nominee, and the Administrative Agent will not be responsible for misconduct or negligence on the part of, or for the supervision of, any agent, counsel, custodian or nominee appointed with due care by it under this Agreement.

(d)                                 Good Faith.  The Administrative Agent will not be liable for any action taken or not taken in good faith which it believes to be authorized or within its rights or powers so long as the action taken or not taken does not amount to negligence.

(e)                                  Advice from Counsel.  The Administrative Agent may consult with counsel, accountants or other experts, and the advice or opinion of counsel, accountants or other experts on any matters relating to this Agreement will be full and complete authorization and protection from liability for any action taken or not taken by it under this Agreement in good faith and according to the advice or opinion of that counsel, accountant or expert.

(f)                                   Not Required to Pay or Risk Funds.  The Administrative Agent is not obligated to (i) exercise the rights or powers under this Agreement or to pay or risk funds or incur any financial liability in the performance of its obligations under this Agreement if it has reasonable grounds to believe that payment of such funds or adequate indemnity satisfactory to it against that risk or liability is not reasonably assured or given to it or (ii) honor the request, demand or direction of Exchange Noteholders under this Agreement, unless the Exchange Noteholders have offered to the Administrative Agent reasonable security or indemnity satisfactory to it for the reasonable expenses that might be incurred by the Administrative Agent in complying with the request or direction.

(g)                                  Force Majeure.  The Administrative Agent will not be responsible or liable for a failure or delay in the performance of its obligations under this Agreement from or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, acts of war, terrorism, civil or military disturbances, nuclear catastrophes, fires, floods, earthquakes, storms, hurricanes or other natural catastrophes and interruptions, loss or failures of mechanical, electronic or communication systems.  The Administrative Agent will use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(h)                                 Consequential Damages.  The Administrative Agent will not be responsible or liable for special, punitive, indirect or consequential losses or damages (including lost profit), even if the Administrative Agent has been advised of the likelihood of the loss or damage and regardless of the form of action.

Section 8.4.                                 Administrative Agent’s Individual Rights.  The Administrative Agent, in its individual or another capacity, may deal with the Borrowers or their Affiliates with the same rights it would have if it were not the Administrative Agent.

Section 8.5.                                 Administrative Agent’s Disclaimer.  The Administrative Agent will not be liable for (a) the validity or adequacy of this Agreement, any Exchange Note Supplement or any Exchange Notes, (b) the Borrowers’ use of the funds advanced under the Revolving Facility or (c) any statement of the Borrowers in this Agreement.

Section 8.6.                                 Compensation and Indemnity.

(a)                                 Collateral Agent’s Fees.  The Lender will pay the Collateral Agent as compensation for performing its obligations under this Agreement a fee separately agreed to by the Lender and the Collateral Agent.  The Lender will reimburse the Collateral Agent for its reasonable expenses in performing its obligations under this Agreement, including costs of collection and the reasonable fees and expenses of the Collateral Agent’s agents, counsel and accountants, but excluding expenses resulting from the Collateral Agent’s willful misconduct, negligence or bad faith.

(b)                                 Administrative Agent’s Fees.  The Lender will pay the Administrative Agent as compensation for performing its obligations under this Agreement a fee separately agreed to by the Lender and the Administrative Agent.  This fee may be paid net of any fee payable from the Administrative Agent to Ford Credit, as Collection Agent Administrator.  The Lender will reimburse the Administrative Agent for its reasonable expenses in performing its obligations under this Agreement, including costs of collection and the reasonable fees and expenses of the Administrative Agent’s agents, counsel and accountants, but excluding expenses resulting from the Administrative Agent’s willful misconduct, negligence or bad faith.

(c)                                  Indemnification.  The Borrowers will indemnify the Collateral Agent, the Administrative Agent and their respective officers, directors, employees and agents (each, an “Indemnified Person”), for all fees, expenses, losses, damages and liabilities resulting from the administration of and performance of their obligations under this Agreement (including the fees and expenses of defending themselves against any loss, damage or liability and any fees and expenses incurred in connection with any proceedings brought by the Indemnified Person to enforce the Borrowers’ indemnification obligations), but excluding any fee, expense, loss, damage or liability resulting from their willful misconduct, bad faith or negligence or breach of its representations or warranties in this Agreement.

(d)                                 Proceedings.  If an Indemnified Person receives notice of the start of a Proceeding against it, the Indemnified Person will, if a claim under the Proceeding will be made under this

Section 8.6, promptly notify the Borrowers of the Proceeding.  The Borrowers may participate in and assume the defense and settlement of the Proceeding at their expense.  If the Borrowers notify the Indemnified Person of their intention to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Borrowers assume the defense of the Proceeding in a manner reasonably satisfactory to the Indemnified Person, the Borrowers will not be liable for legal expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Borrowers and the Indemnified Person.  If there is a conflict, the Borrowers will pay for the separate counsel to the Indemnified Person.  No settlement of the Proceeding may be made without the approval of the Borrowers and the Indemnified Person, which approvals will not be unreasonably withheld.

(e)                                  Survival of Obligations.  The Borrowers’ obligations to the Collateral Agent and the Administrative Agent under this Section 8.6 will survive the resignation or removal of the Collateral Agent or the Administrative Agent and the termination of this Agreement.  Expenses incurred after the occurrence of an Exchange Note Event of Default stated in Section 6.4(a)(v) are intended to be expenses of administration under the Bankruptcy Code or other applicable federal or State bankruptcy, insolvency or similar law.

(f)                                   Repayment.  If a Borrower makes a payment to an Indemnified Person under this Section 8.6 and the Indemnified Person later collects from others any amounts for which the payment was made, the Indemnified Person will promptly repay those amounts to the Borrower.

(g)                                  Available Funds.  Payments required to be made by the Borrowers under this Section 8.6 will be made solely from funds used to make payments under this Agreement and each Exchange Note Supplement.

Section 8.7.                                 Resignation or Removal of Administrative Agent.

(a)                                 Resignation.  The Administrative Agent may resign by notifying the Lender.

(b)                                 Optional Removal by Lender.  The Lender may, without cause, remove the Administrative Agent and terminate its rights and obligations under this Agreement by notifying the Administrative Agent and the Borrowers.

(c)                                  Mandatory Removal by Lender.  The Borrowers must remove the Administrative Agent and terminate its rights and obligations under this Agreement if:

(i)                                     the Administrative Agent fails to comply with the eligibility requirements in Section 8.9;

(ii)                                  the Administrative Agent becomes legally unable to act or incapable of acting as Administrative Agent; or

(iii)                               an Insolvency Event for the Administrative Agent occurs.

(d)                                 Appointment of Successor.  If the Administrative Agent resigns or is removed or if a vacancy exists in the office of the Administrative Agent, the Borrowers or the Lender will appoint a successor Administrative Agent promptly.  If a successor Administrative Agent does not take office within 60 days after the Administrative Agent resigns or is removed, the Administrative Agent, the Borrowers or the Lender may petition a court of competent jurisdiction to appoint a successor Administrative Agent.

(e)                                  Acceptance of Appointment.  No resignation or removal of the Administrative Agent will become effective until the acceptance of appointment by the successor Administrative Agent under this Section 8.7.  Any successor Administrative Agent will deliver a written acceptance of its appointment to the Administrative Agent, the Collateral Agent, the Borrowers and the Lender.  The Borrowers will continue to pay amounts owed to the predecessor Administrative Agent for the period it was Administrative Agent according to Section 8.6.  The successor Administrative Agent will notify the Exchange Noteholders of its succession.

(f)                                   Transition of Administrative Agent Obligations.  On the resignation or removal of the Administrative Agent becoming effective under Section 8.7(e), all rights, powers and obligations of the Administrative Agent under this Agreement will become the rights, powers and obligations of the successor Administrative Agent.  The predecessor Administrative Agent will promptly transfer all property held by it as Administrative Agent to the successor Administrative Agent.  The Borrowers will reimburse the Administrative Agent and any successor Administrative Agent for expenses related to the replacement of the Administrative Agent.

Section 8.8.                                 Merger or Consolidation; Transfer of Assets.  If the Administrative Agent merges or consolidates with, or transfers its corporate trust business or assets to, any Person, the resulting, surviving or transferee Person will be the successor Administrative Agent so long as that Person is qualified and eligible under Section 8.9.  The Administrative Agent will promptly notify the Borrowers, the Collateral Agent and the Lender of the succession.

Section 8.9.                                 Eligibility.  The Administrative Agent or its parent must have a combined capital and surplus of at least $50,000,000 as stated in its most recent annual published report of condition, must have a long-term unsecured debt rating of investment grade by each of S&P and Moody’s and must not be Ford Credit or an Affiliate of Ford Credit.

Section 8.10.                          Review of Records.  Each of the Collateral Agent and the Administrative Agent agree that, with reasonable advance notice, it will permit authorized representatives of the Borrowers, the Servicer or the Collateral Agent Administrator, during the Collateral Agent’s or the Administrative Agent’s normal business hours, to have access to and review the books of account, records, reports and other documents and materials of the Collateral Agent or the Administrative Agent relating directly and solely to (a) the performance of the obligations of the Collateral Agent or the Administrative Agent under this Agreement, (b) the payments of fees and expenses of the Collateral Agent or the Administrative Agent for its performance and (c) any claim made by the Collateral Agent or the Administrative Agent under this Agreement.  In addition, the Collateral Agent or the Administrative Agent will permit those representatives to make copies and extracts of the books and records and to discuss the same with the Collateral Agent’s or the Administrative Agent’s officers and employees.  Any access and review will be subject to the Collateral Agent’s and the Administrative Agent’s confidentiality and privacy policies.  The Collateral Agent and the Administrative Agent will maintain all books, records, reports and other documents and materials for a period of two years after the termination of its obligations under this Agreement.

Section 8.11.                          Collateral Agent’s Representations and Warranties.  The Collateral Agent represents and warrants to the Borrowers as of the date of this Agreement:

(a)                                 Organization and Qualification.  The Collateral Agent is duly organized and validly existing as a limited liability company in good standing under the laws of Delaware.  The Collateral Agent is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Collateral Agent’s ability to perform its obligations under the Basic Documents to which it is a party.

(b)                                 Power, Authority and Enforceability.  The Collateral Agent has the power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party.  The Collateral Agent has authorized the execution, delivery and performance of the Basic Documents to which it is a party.  Each of the Basic Documents to which it is a party is the legal, valid and binding obligation of the Collateral Agent enforceable against the Collateral Agent, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c)                                  No Conflicts and No Violation.  The completion of the transactions under the Basic Documents to which it is a party, and the performance of its obligations under such documents, will not (i) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Collateral Agent is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the Collateral Agent’s properties or assets under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document, (iii) violate the Collateral Agent’s organizational documents or by-laws or (iv) violate a law or, to the Collateral Agent’s knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Collateral Agent or its properties that applies to the Collateral Agent, which, in each case, would reasonably be expected to have a material adverse effect on the Collateral Agent’s ability to perform its obligations under the Basic Documents to which it is a party.

(d)                                 No Proceedings.  To the Collateral Agent’s knowledge, there are no proceedings or investigations pending or threatened in writing before a court or other governmental authority having jurisdiction over the Collateral Agent or its properties: (i) asserting the invalidity of the Basic Documents to which it is a party, (ii) seeking to prevent the completion of any of the transactions contemplated by the Basic Documents to which it is a party or (iii) seeking a determination or ruling that would reasonably be expected to have a material adverse effect on the Collateral Agent’s ability to perform its obligations under, or the validity or enforceability of, the Basic Documents to which it is a party.

Section 8.12.                          Administrative Agent’s Representations and Warranties.  The Administrative Agent represents and warrants to the Borrowers as of the date of this Agreement:

(a)                                 Organization and Qualification.  The Administrative Agent is duly organized and validly existing as a national banking association in good standing under the laws of the United States.  The Administrative Agent is qualified as a banking institution in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Administrative Agent’s ability to perform its obligations under the Basic Documents to which it is a party.

(b)                                 Power, Authority and Enforceability.  The Administrative Agent has the power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party.  The Administrative Agent has authorized the execution, delivery and performance of the Basic Documents to which it is a party.  Each of the Basic Documents to which it is a party is the legal, valid and binding obligation of the Administrative Agent enforceable against the Administrative Agent, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c)                                  No Conflicts and No Violation.  The completion of the transactions under the Basic Documents to which it is a party, and the performance of its obligations under such documents, will not (i) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Administrative Agent is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the Administrative Agent’s properties or assets under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document, (iii) violate the Administrative Agent’s organizational documents or by-laws or (iv) violate a law or, to the Administrative Agent’s knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrative Agent or its properties that applies to the Administrative Agent, which, in each case, would reasonably be expected to have a material adverse effect on the Administrative Agent’s ability to perform its obligations under the Basic Documents to which it is a party.

(d)                                 No Proceedings.  To the Administrative Agent’s knowledge, there are no proceedings or investigations pending or threatened in writing before a court or other governmental authority having jurisdiction over the Administrative Agent or its properties: (i) asserting the invalidity of the Basic Documents to which it is a party, (ii) seeking to prevent the completion of any of the transactions contemplated by the Basic Documents to which it is a party or (iii) seeking a determination or ruling that would reasonably be expected to have a material adverse effect on the Administrative Agent’s ability to perform its obligations under, or the validity or enforceability of, the Basic Documents to which it is a party.

Section 8.13.                          Dissolution of Collateral Agent.  Following the termination of this Agreement, the Administrative Agent will, on direction of the Borrowers, dissolve the Collateral Agent under the laws of the State of Delaware and the HTD LLC Agreement.

ARTICLE IX
OTHER AGREEMENTS

Section 9.1.                                 Compliance Certificates and Opinions.  On direction of or request by the Borrowers to the Collateral Agent or the Administrative Agent to take action under this Agreement or any other Basic Document, the Borrowers will furnish to the Collateral Agent and/or the Administrative Agent (a) an Officer’s Certificate stating that all conditions in this Agreement or such other Basic Document for the proposed action have been satisfied and (b) an Opinion of Counsel stating that in the opinion of that counsel those conditions have been satisfied.

Section 9.2.                                 No Petition.  Each party and each Exchange Noteholder, by accepting the related Exchange Note, agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of all Secured Obligations, including all Exchange Notes, and any other Securities, it will not start or pursue against, or join any other Person in starting or pursuing against, either Titling Company or either Holding Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or State bankruptcy or similar law.  This Section 9.2 will survive the termination of this Agreement.

Section 9.3.                                 Borrowers’ Obligation Only.  The Borrowers’ obligations under this Agreement, the Exchange Note Supplements and the Exchange Notes are solely the Borrowers’ obligations and do not represent an obligation, or interest in any assets, of the Servicer, the Holding Companies, the Collateral Agent, the Administrative Agent or any other Person, or of any member, manager, officer, director, employee or agent of the Borrowers in their individual capacities.

Section 9.4.                                 Limited Recourse; Subordination of Claims.

(a)                                 Limited Recourse of Secured Parties.  The Collateral Agent, the Administrative Agent and the Lender, by entering into this Agreement, and each Exchange Noteholder, by accepting an Exchange Note, acknowledge and agree that:

(i)                                     a claim against the Borrowers for Secured Obligations under this Agreement by (A) the Collateral Agent will be limited in recourse to the Borrowers’ assets allocated to the Collateral Specified Interest, (B) the Lender will be limited in recourse to the Borrowers’ assets allocated to the Revolving Facility Pool and (C) except for funds allocated to the Exchange Noteholder under Article VII and each related Exchange Note Supplement, an Exchange Noteholder will be limited in recourse to the Borrowers’ assets allocated to the related Reference Pool; and

(ii)                                  none of the Collateral Agent, the Lender or an Exchange Noteholder (or the Administrative Agent on behalf of any of them) has any right, title or interest in or to any assets of the Borrowers other than as described in clause (i), including (A) for each of them, assets allocated to a Specified Interest of a Borrower other than the Collateral Specified Interest, (B) for the Lender, assets allocated to any Reference Pool and (C) for an Exchange Noteholder, assets allocated to the Revolving Facility Pool or any other

Reference Pool (for each of the Collateral Agent, the Lender or an Exchange Noteholder, as applicable, “Other Borrower Assets”).

(b)                                 Subordination Agreement.  If the Collateral Agent, the Lender or an Exchange Noteholder (or the Administrative Agent on behalf of any of them) either (i) asserts an interest in, claim to or benefit from, Other Borrower Assets or (ii) is deemed to have an interest in, claim to or benefit from Other Borrower Assets, whether by operation of law, legal process, under insolvency laws or otherwise (including under Section 1111(b) of the Bankruptcy Code), then the Collateral Agent, the Administrative Agent, the Lender and each Exchange Noteholder further acknowledges and agrees that the interest, claim or benefit in, to or from the Other Borrower Assets is subordinated to the indefeasible payment in full of the other obligations and liabilities of the Borrowers (“Other Borrower Liabilities”), which, under the relevant documents relating to the securitization, conveyance or other financing or disposition of those Other Borrower Assets, are entitled to be paid from, entitled to the benefits of or secured by those Other Borrower Assets (whether or not the entitlement or security interest is legally perfected or entitled to a priority of distribution under applicable law, including insolvency laws, and whether or not asserted against the Borrowers), in each case, including the payment of post-petition interest on those other obligations and liabilities.  This Section 9.4(b) is a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.  The Collateral Agent, the Administrative Agent, the Lender and each Exchange Noteholder further acknowledge and agree that no adequate remedy at law exists for a breach of this Section 9.4 and this Section 9.4 may be enforced by an action for specific performance.

(c)                                  Election under Bankruptcy Code.  The Collateral Agent, the Administrative Agent and the Lender, by entering into this Agreement, each Exchange Noteholder, by accepting an Exchange Note, irrevocably makes the election provided to secured creditors by Section 1111(b)(1)(A)(i) of the Bankruptcy Code to receive the treatment provided by Section 1111(b)(2) of the Bankruptcy Code for a secured claim that Person may have against Other Borrower Assets, including (i) for each of them, assets allocated to a Specified Interest of a Borrower other than the Collateral Specified Interest, (ii) for the Lender, assets allocated to any Reference Pool and (iii) for an Exchange Noteholder, assets allocated to the Revolving Facility Pool or any other Reference Pool.

(d)                                 Third Party Benefit.  This Section 9.4 is for the third party benefit of the holders, pledgees or other beneficiaries of Other Borrower Liabilities and will survive the termination of this Agreement.

Section 9.5.                                 Obligations of Collateral Agent and Administrative Agent.  No recourse may be taken, directly or indirectly, for the obligations of the Collateral Agent and the Administrative Agent under this Agreement or a certificate or other writing delivered for this Agreement, against (a) the Collateral Agent or the Administrative Agent, each in its individual capacity, (b) each partner, owner, beneficiary, agent, officer, director, employee or agent of the Collateral Agent or the Administrative Agent, each in its individual capacity or (c) each holder of a beneficial interest in the Collateral Agent or the Administrative Agent, each in its individual capacity.  The Collateral Agent and the Administrative Agent have none of these obligations in their individual capacities.

ARTICLE X
MISCELLANEOUS

Section 10.1.                          Amendments.

(a)                                 General Amendments.  Without the consent of the Exchange Noteholders, the parties may amend this Agreement or any Exchange Note Supplement:

(i)                                     to correct or expand the description of property subject to the Lien of this Agreement, or better to assure, convey and confirm to the Collateral Agent property subject or required to be subjected to the Lien of this Agreement, or to subject additional property to the Lien of this Agreement;

(ii)                                  to evidence the succession of any other Person to a Borrower, and the assumption by the successor of the obligations of the Borrower in this Agreement, the Exchange Note Supplements and in the Exchange Notes;

(iii)                               to add to the covenants of the Borrowers, for the benefit of the Lender and the Exchange Noteholders, or to surrender a right or power given to the Borrowers in this Agreement and the Exchange Note Supplements;

(iv)                              to transfer, assign, mortgage or pledge property to or with the Collateral Agent;

(v)                                 to clarify an ambiguity, correct an error or correct or supplement any term in this Agreement or an Exchange Note Supplement inconsistent with another term in this Agreement or the Exchange Note Supplement or to add provisions which are not inconsistent with the provisions of this Agreement or an Exchange Note Supplement if the action does not have a material adverse effect on the interests of the Exchange Noteholders; or

(vi)                              to evidence the acceptance of the appointment under this Agreement of a successor Collateral Agent or Administrative Agent.

(b)                                 Amendments without Material Adverse Effect.  Without the consent of the Exchange Noteholders, the parties may amend this Agreement or an Exchange Note Supplement to add terms to, to change or eliminate the terms of, or to modify the rights of the Exchange Noteholders under, this Agreement or the Exchange Note Supplement, if:

(i)                                     the Borrowers deliver to the Collateral Agent and the Administrative Agent an Officer’s Certificate stating that the amendment will not have a material adverse effect on the Exchange Notes; and

(ii)                                  the Borrowers deliver an Opinion of Counsel to the Collateral Agent and the Administrative Agent stating that the amendment will not (A) cause a Note to be considered sold or exchanged for purposes of Section 1001 of the Code or (B) cause a Borrower to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

(c)                                  Amendments with Consent of Exchange Noteholders.  With the consent of all Exchange Noteholders (for amendments to this Agreement) or the related Exchange Noteholder (for amendments to an Exchange Note Supplement), the parties may amend this Agreement or an Exchange Note Supplement to add terms to, to change or eliminate terms of, or to modify the rights of the Exchange Noteholders under, this Agreement or the Exchange Note Supplement if the Borrowers deliver an Opinion of Counsel to the Collateral Agent and the Administrative Agent stating that the amendment will not (i) cause any Note to be considered sold or exchanged for purposes of Section 1001 of the Code or (ii) cause a Borrower to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

(d)                                 Exchange Noteholder Consent.  For any amendment to this Agreement or an Exchange Note Supplement or any other Basic Document requiring the consent of the Exchange Noteholders, the Administrative Agent will, when directed by the Borrowers, notify the Exchange Noteholders to request consent and follow its reasonable procedures to obtain consent.

(e)                                  Form; Authorization; Reliance.  Each amendment will be in form reasonably satisfactory to the Administrative Agent.  The Collateral Agent and the Administrative Agent are authorized to execute the amendment and any other agreements required by the amendment.  For any amendment, the Administrative Agent may request, and the Borrowers will deliver, an Opinion of Counsel stating that the amendment is permitted by this Agreement and that all conditions to the amendment have been satisfied.

(f)                                   Collateral Agent and Administrative Agent Not Obligated.  Neither the Collateral Agent nor the Administrative Agent is obligated to enter into an amendment that adversely affects their rights, powers, obligations, or liabilities under this Agreement or an Exchange Note Supplement.

Section 10.2.                          Benefit of Agreement.  This Agreement is for the benefit of and will be binding on the parties to this Agreement and their permitted successors and assigns.  No other Person will have any right or obligation under this Agreement.

Section 10.3.                          Notices.

(a)                                 Notices to Parties.  All notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement must be in writing and will be considered received by the recipient:

(i)                                     for overnight mail, on delivery or, for registered first class mail, postage prepaid, three days after deposit in the mail properly addressed to the recipient;

(ii)                                  for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii)                               for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv)                              for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has been made.

(b)                                 Notice Addresses.  A notice, request, direction, consent, waiver or other communication must be addressed to the recipient stated in Schedule A, which address the party may change by notifying the other parties.

(c)                                  Notices to Exchange Noteholders.  Notices to an Exchange Noteholder will be considered received by the Exchange Noteholder, for overnight delivery, on delivery or, for registered first class mail, postage prepaid, three days after deposit in the mail properly addressed to the Exchange Noteholder at its address in the Exchange Note Register.

Section 10.4.                          GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF DELAWARE, EXCEPT THAT, UNDER SECTION 3809 OF TITLE 12 OF THE DELAWARE CODE, THE DOCTRINE OF MERGER WILL NOT BE APPLICABLE TO THIS AGREEMENT.

Section 10.5.                          Submission to Jurisdiction.  The Administrative Agent submits to the nonexclusive jurisdiction of a United States District Court sitting in Delaware and of a Delaware State Court for legal proceedings relating to this Agreement or any Exchange Note Supplement.  The Administrative Agent irrevocably waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the venue of a proceeding relating to this Agreement or any Exchange Note Supplement brought in such a court and any claim that the proceeding was brought in an inconvenient forum.

Section 10.6.                          WAIVER OF JURY TRIAL.  EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN LEGAL PROCEEDINGS RELATING TO THIS AGREEMENT OR ANY EXCHANGE NOTE SUPPLEMENT.

Section 10.7.                          No Waiver; Remedies.  No party’s failure or delay in exercising a power, right or remedy under this Agreement or any Exchange Note Supplement will operate as a waiver.  No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy.  The powers, rights and remedies under this Agreement and any Exchange Note Supplement are in addition to any powers, rights and remedies under law.

Section 10.8.                          Severability.  If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.

Section 10.9.                          Headings.  The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.

Section 10.10.                   Counterparts.  This Agreement may be executed in multiple counterparts.  Each counterpart will be an original and the counterparts will together be one document.

[Remainder of Page Left Blank]

EXECUTED BY:

CAB EAST LLC,
as a Borrower and a Titling Company

	By:		/s/ Susan J. Thomas
		Name:	Susan J. Thomas
		Title:	Secretary

CAB WEST LLC,
as a Borrower and a Titling Company

	By:		/s/ Susan J. Thomas
		Name:	Susan J. Thomas
		Title:	Secretary

FORD MOTOR CREDIT COMPANY,
as Lender and as Servicer

	By:		/s/ Susan J. Thomas
		Name:	Susan J. Thomas
		Title:	Secretary

[Signature Page to Credit and Security Agreement (2d A&R)]

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity
but solely as Administrative Agent

			By:		/s/ Melissa A. Rosal
				Name:	Melissa A. Rosal
				Title:	Vice President

HTD LEASING LLC,
as Collateral Agent

			By:		/s/ Melissa A. Rosal
				Name:	Melissa A. Rosal
				Title:	Vice President

Acknowledged and agreed
with respect to Section 1.3:

FCALM, LLC,
as Exiting Borrower

By:		/s/ Susan J. Thomas
	Name:	Susan J. Thomas
	Title:	Secretary

[Signature Page to Credit and Security Agreement (2d A&R)]

Schedule A

Notice Addresses

1.                                      If to Ford Credit, in its individual capacity or as Lender, Servicer, Custodian and Collateral Agent Administrator:

Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 802-A3

One American Road

Dearborn, Michigan 48126

Attention:  Securitization Operations Supervisor

Telephone:  (313) 248-9379

Email: FDSecops@ford.com

With a copy to:

Ford Motor Credit Company LLC

One American Road

Suite 2411, Office 212-016

Dearborn, Michigan 48126

Attention:  Corporate Secretary

Telephone:  (313) 323-1200

Fax:  (313) 337-1160

2.                                      If to the Borrowers or the Titling Companies:

CAB East LLC

CAB West LLC

c/o Ford Motor Company

World Headquarters, Suite 802-A3

One American Road

Dearborn, Michigan 48126

Attention:  Ford Credit SPE Management Office

Telephone:  (313) 594-3495

Email: FSPEMgt@ford.com

With a copy to:

Ford Motor Credit Company LLC

One American Road

Suite 2411, Office 212-016

Dearborn, Michigan 48126

Attention:  Corporate Secretary

Telephone:  (313) 323-1200

Fax:  (313) 337-1160

3.                                      If to the Administrative Agent:

U.S. Bank National Association
190 South LaSalle Street, 7th Floor
Chicago, Illinois 60603
Attention: Ford Lease Collateral Agency
Telephone: (312) 332-7496
Facsimile: (312) 332-7996

4.                                      If to the Collateral Agent:

HTD Leasing LLC
c/o U.S. Bank National Association
190 South LaSalle Street
7th Floor
Chicago, Illinois 60603
Attention: Ford Lease Collateral Agency
Telephone: (312) 332-7496
Facsimile: (312) 332-7996

SA-2

Schedule B

Amended and Restated Terms

For Exchange Notes issued before the date of this Agreement, the following terms and section references in the related Exchange Note Basic Documents that refer to the Existing Agreement will be deemed to refer to the following terms and section references in this Agreement.

Existing Agreement	This Agreement
Article VIII	Section 8.6(c) through (g)
Article IX	Section 10.1
Section 4.01, 4.02, 4.04, 6.04	Section 4.1, 4.2, 4.4, 6.4, respectively
Section 3.01(c)	Section 8.6(a)
Section 6.05, 6.05(a)(ii)(z)	Section 6.6, 6.6(a)(iii), respectively
Section 7.05	Section 8.6(b)
Section 10.02	Section 7.2
Section 10.04	Section 7.4

Certificate	Not applicable
Collateral	Borrower Collateral
Collateral Leases	Leases
Collateral Leased Vehicles	Leased Vehicles
Credit and Collection Policy	Servicing Procedures and Underwriting Procedures
Exchange Note Default	Exchange Note Event of Default
Exchange Note Servicer Event of Default	Reference Pool Servicer Termination Event
Facility Default	Facility Event of Default
Facility Servicer Event of Default	Not applicable
FCALM	Not applicable
Holder	Not applicable
Intercreditor Agreement	Not applicable
Local Fees and Taxes	local fees and taxes
Posted	applied on the Lease
Titling Company Agreement	Titling Company LLC Agreement
Total Payment	scheduled payment

SB-1

Appendix A to the
Credit and Security Agreement

Usage and Definitions

Usage

The following usage rules apply to this Appendix, each document that incorporates this Appendix and any document delivered under any such document:

(a)                                 The term “document” includes any document, agreement, instrument, certificate, notice, report, statement or other writing, whether in electronic or physical form.

(b)                                 Accounting terms not defined or not completely defined in this Appendix will have the meanings given to them under generally accepted accounting principles, international financial reporting standards or other applicable accounting principles in effect in the United States on the date of the document that incorporates this Appendix.

(c)                                  References to “Article,” “Section,” “Exhibit,” “Schedule,” “Appendix” or another subdivision of or to an attachment are, unless otherwise stated, to an article, section, exhibit, schedule, appendix or subdivision of or an attachment to the document in which the reference appears.

(d)                                 Any document defined or referred to in this Appendix or in any document that incorporates this Appendix means the document as amended, modified, supplemented, restated or replaced, including by waiver or consent, and includes all attachments to and instruments incorporated in the document.

(e)                                  Any statute defined or referred to in this Appendix or in any document that incorporates this Appendix means the statute as amended, modified, supplemented, restated or replaced, including by succession of comparable successor statute, and includes any rules and regulations promulgated under the statute and any judicial and administrative interpretations of the statute.

(f)                                   References to “law” or “applicable law” in this Appendix or in any document that incorporates this Appendix include all rules and regulations enacted under such law.

(g)                                  The calculation of any amount as of the Cutoff Date will be determined as of the open of business on that day before the application or processing of any funds, payments and other transactions on that day.  The calculation of any amount for any other day will be determined, unless otherwise stated, as of the close of business on that day after the application or processing of any funds, payments and other transactions on that day.

(h)                                 References to deposits, transfers and payments of any funds refer to deposits, transfers or payments of such funds in immediately available funds.

(i)                                     The terms defined in this Appendix apply to the singular and plural forms of those terms.

AA-1

(j)                                    The term “including” means “including without limitation.”

(k)                                 References to a Person are also to its permitted successors and assigns, whether in its individual or representative capacity.

(l)                                     In the computation of periods of time from one date to or through a later date, the word “from” means “from and including,” the word “to” means “to but excluding” and the word “through” means “to and including.”

(m)                             Except where “not less than zero” or similar language is indicated, amounts determined by reference to a mathematical formula may be positive or negative.

(n)                                 References to a month, quarter or year are, unless otherwise stated, to a calendar month, calendar quarter or calendar year, respectively.

(o)                                 No Person will be deemed to have “knowledge” of a particular event or occurrence for purposes of any document that incorporates this Appendix, unless either (i) a Responsible Person of the Person has knowledge of the event or occurrence or (ii) the Person has received notice of the event or occurrence according to any Basic Document.

Definitions

“Adjusted Capitalized Cost” means, for a Lease, (a) the sum of (i) the agreed on value of the related Leased Vehicle, plus (ii) any items the Lessee agrees to pay over the original term of the Lease, minus (b) any amounts paid by the Lessee that reduce the amount in clause (a).

“Administrative Agent” means U.S. Bank, not in its individual capacity but solely as Administrative Agent under the Credit and Security Agreement.

“Advance” has the meaning stated in Section 2.1(a) of the Credit and Security Agreement.

“Advance Payment Plan Lease” means a Lease that was paid in full at the time it was originated.

“Advance Rate” means 90%, as may be increased or decreased according to Section 2.6(a) of the Credit and Security Agreement.

“Affiliate” means, for a specified Person, another Person directly or indirectly controlling, controlled by, or under direct or indirect common control with the specified Person.  For the purposes of this definition, “control” when used with respect to a Person means the power to direct the management and policies of the Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Code” means the United States Bankruptcy Code, Title 11 of the United States Code.

“Base Payment” means, for a Lease, an amount payable by the related Lessee monthly in advance that provides a fixed internal rate of return and amortizes the Adjusted Capitalized Cost of the Lease to the Contract Residual Value of the related Leased Vehicle at the Scheduled Lease End Date.

“Basic Documents” means:

(a)                                 the Credit and Security Agreement;

(b)                                 the Servicing Agreement;

(c)                                  the HTD Administration Agreement;

(d)                                 the Titling Company LLC Agreements;

(e)                                  the Holding Company LLC Agreements;

(f)                                   the HTD LLC Agreement; and

(g)                                  the License Agreement.

“Borrower” means each of CAB East and CAB West, as borrowers under the Credit and Security Agreement.

“Borrower Collateral” means (a) the Leases, (b) the Leased Vehicles, (c) all Collections on the Leases and the Leased Vehicles, (d) rights to receive proceeds from claims on insurance companies for (i) insurance policies maintained under Section 5.15 of the Credit and Security Agreement and (ii) insurance covering the Leased Vehicle or Lessee, (e) Dealer Recourse for the Leases, (f) the Lease Files, (g) all “security entitlements” (as defined in Section 8-102 of the UCC) relating to the Revolving Facility Collection Account and all Exchange Note Collection Accounts and the property deposited in or credited to the Revolving Facility Collection Account and any of the Exchange Note Collection Accounts, (h) all present and future claims, demands, causes of action and choses in action relating to the property described above and (i) all payments on or under and proceeds of the property described above.

“Borrowing Base” means, as of the date of any Advance, the product of (a) the Advance Rate, times (b) the excess of (i) the aggregate Lease Balance of the Leases (including a Lease to be acquired with the proceeds of the Advance and the Leases allocated to Reference Pools on that date), over (ii) the aggregate principal balance of the Exchange Notes on that date (after giving effect to payment of principal on the Exchange Notes on that date).

“Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, St. Paul, Minnesota or Chicago, Illinois are authorized or obligated by law or executive order to close.

“CAB East” means CAB East LLC, a Delaware limited liability company.

“CAB East LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement, dated as of February 5, 2003, as amended and restated as of December 1, 2015, by CAB East Holdings, as member.

“CAB East Holdings” means CAB East Holdings, LLC, a Delaware limited liability company.

“CAB West” means CAB West LLC, a Delaware limited liability company.

“CAB West LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement, dated as of February 5, 2003, as amended and restated as of December 1, 2015, by CAB West Holdings, as member.

“CAB West Holdings” means CAB West Holdings, LLC, a Delaware limited liability company.

“Certificate of Title” means the certificate of title of a Leased Vehicle.

“Closing Date” means July 22, 2005.

“Code” means the Internal Revenue Code of 1986.

“Collateral Agent” means HTD, as Collateral Agent under the Credit and Security Agreement.

“Collateral Agent Administrator” means Ford Credit, as Collateral Agent Administrator under the HTD Administration Agreement.

“Collateral Specified Interest” means, for each Borrower, the Specified Interest designated according to the related Titling Company LLC Agreement as a “Collateral Specified Interest.”

“Collection Period” (a) for the Revolving Facility Pool, means each month and (b) for a Reference Pool, has the meaning stated in the related Exchange Note Supplement.  For a Payment Date, the related Collection Period means the Collection Period before the Payment Date.

“Collections” means, for a Collection Period and the Revolving Facility Pool and, unless otherwise stated in the related Exchange Note Supplement or Servicing Supplement, a Reference Pool, all amounts applied on the Leases and Leased Vehicles in the Revolving Facility Pool or the Reference Pool, as applicable, during that Collection Period, including all amounts applied from the Lessees on the related Leases and all amounts applied that relate to the sale or other disposition of the related Leased Vehicles, but excluding any such amounts used by the Servicer to pay sales and use and/or monthly rental receipts tax and to offset personal property and ad valorem taxes and other administrative costs.

“Contract Rate” means, for a Lease, the internal rate of return used to calculate the Base Payment.

“Contract Residual Value” means, for a Lease, the dollar amount stated in the Lease as the value of the related Leased Vehicle at the Scheduled Lease End Date, which amount may be adjusted if the Lease is extended.

“Corporate Trust Office” means, for the Administrative Agent:

(a)                                 for administration of the Credit and Security Agreement:

U.S. Bank National Association
190 South LaSalle Street, 7th Floor
Chicago, Illinois 60603
Fax:  (312) 332-7996
Telephone:  (312) 332-7496

(b)                                 for Exchange Note Registrar services:

U.S. Bank National Association
111 Fillmore Street
St. Paul, Minnesota 55107-1402
Attn:  Bondholder Services

or, in each case, at another address designated by that Person by notice to the Borrowers, the Servicer and each Exchange Noteholder.

“Credit and Security Agreement” means the Second Amended and Restated Credit and Security Agreement, dated as of July 22, 2005, as amended and restated as of December 1, 2015, among the Titling Companies, as Borrowers, U.S. Bank, as Administrative Agent, HTD, as Collateral Agent, and Ford Credit, as Lender and as Servicer, as supplemented by Exchange Note Supplements.

“Custodian” means Ford Credit, in its capacity as custodian of the Lease Files.

“Cutoff Date” means, for an Exchange Note and the related Reference Pool, the date stated in the related Exchange Note Supplement.

“Dealer” means, for a Lease, the dealer who originated and assigned the Lease to a Titling Company.

“Dealer Recourse” means, for a Lease or Leased Vehicle, recourse rights against the originating Dealer.

“Eligible State” means, for a Titling Company, each State in which the Titling Company is, if required by applicable law, qualified, licensed and approved to hold title or other evidence of an interest in a Leased Vehicle.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Excess Mileage” means, for a Leased Vehicle, the amount assessed under the related Lease for the excess of the number of miles that the Leased Vehicle has been driven over the number of miles the Leased Vehicle may be driven during the term of the Lease without an excess mileage charge, whether or not the assessed amount is waived or collected.

“Excess Wear and Use” means, for a Leased Vehicle, the amount assessed under the related Lease for damages to the Leased Vehicle that are not the result of normal wear and use, whether or not the assessed amount is waived or collected.

“Exchange Note” has the meaning stated in Section 4.1(a) of the Credit and Security Agreement.

“Exchange Note Allocation Percentage” means, for an Exchange Note and a date, a fraction expressed as a percentage, with (a) a numerator equal to the Exchange Note Balance of the Exchange Note and (b) a denominator equal to the sum of (i) the Revolving Facility Balance, plus (ii) the aggregate of the Exchange Note Balances of the Exchange Notes.

“Exchange Note Balance” means, for an Exchange Note, the initial principal balance minus all amounts paid on the Exchange Note as principal.

“Exchange Note Basic Documents” means, for an Exchange Note, the related Exchange Note Supplement, the related Servicing Supplement and any other document stated as a “Transaction Document” in the related Exchange Note Supplement.

“Exchange Note Collection Account” means the account established for an Exchange Note and a Reference Pool under Section 5.1(b) of the Servicing Agreement and the related Servicing Supplement.

“Exchange Note Default” means, for an Exchange Note, any occurrence that with notice or passage of time or both would become an Exchange Note Event of Default.

“Exchange Note Event of Default” has the meaning stated in Section 6.4(a) of the Credit and Security Agreement.

“Exchange Note Interest Payment Amount” means, for an Exchange Note and a Payment Date, the interest due and owing on the Exchange Note for the Payment Date according to the related Exchange Note Supplement.

“Exchange Note Interest Period” has, for an Exchange Note, the meaning stated in the related Exchange Note Supplement.

“Exchange Note Interest Rate” has, for an Exchange Note, the meaning stated in the related Exchange Note Supplement.

“Exchange Note Issuance Date” has the meaning stated in Section 4.2(d)(i) of the Credit and Security Agreement.

“Exchange Note Principal Payment Amount” means, for an Exchange Note and a Payment Date, the amount owing as principal of the Exchange Note for the Payment Date according to the related Exchange Note Supplement.

“Exchange Note Purchase Price” means, for an Exchange Note, the amount payable for the redemption of the Exchange Note as stated in the related Servicing Supplement.

“Exchange Note Redemption Date” means, for an Exchange Note, the date on which the redemption of the Exchange Note is to occur under the related Servicing Supplement.

“Exchange Note Register” and “Exchange Note Registrar” have the meanings stated in Section 4.3 of the Credit and Security Agreement.

“Exchange Note Supplement” has the meaning stated in Section 4.1(a) of the Credit and Security Agreement.

“Exchange Noteholder” means the Person in whose name an Exchange Note is registered on the Exchange Note Register.

“Facility Amount” means $30,000,000,000, as increased or decreased under Section 2.5 of the Credit and Security Agreement.

“Facility Default” means any occurrence that with notice or the passage of time or both would become a Facility Event of Default.

“Facility Event of Default” has the meaning stated in Section 6.1(a) of the Credit and Security Agreement.

“Facility Termination Date” means the 20th anniversary of the Closing Date, as that date may be extended according to Section 2.4 of the Credit and Security Agreement.

“Final Scheduled Payment Date” means, for an Exchange Note, the date stated in the Exchange Note or in the related Exchange Note Supplement as the fixed date that the final payment of principal on the Exchange Note is due and payable.

“Ford Credit” means Ford Motor Credit Company LLC, a Delaware limited liability company.

“Grant” means to mortgage, pledge, assign and to grant a lien on and a security interest in the relevant property.

“Holding Company” means each of CAB East Holdings and CAB West Holdings.

“Holding Company LLC Agreement” means each of (a) the Second Amended and Restated Limited Liability Company Agreement of CAB East Holdings, dated as of November 1, 2004, as amended and restated as of December 1, 2015, between Ford Credit and CAB East Holdings, and (b) the Amended and Restated Limited Liability Company Agreement of CAB

West Holdings, dated as of November 18, 2014, as amended and restated as of December 1, 2015, between Ford Credit and CAB West Holdings.

“HTD” means HTD Leasing LLC, a Delaware limited liability company.

“HTD Administration Agreement” means the Second Amended and Restated Administration Agreement, dated as of July 22, 2005, as amended and restated as of December 1, 2015, between the Collateral Agent, the Administrative Agent and the Collateral Agent Administrator.

“HTD LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of HTD Leasing LLC, dated as of December 1, 2006, by U.S. Bank, as Member.

“Indemnified Person” has (a) for the Credit and Security Agreement, the meaning stated in Section 8.6(c) of the Credit and Security Agreement, (b) for the Servicing Agreement, the meaning stated in Section 6.3(a) of the Servicing Agreement and (c) for the HTD Administration Agreement, the meaning stated in Section 3.3(a) of the HTD Administration Agreement.

“Insolvency Event” means, for a Person, (a) the making of a general assignment for the benefit of creditors, (b) the filing of a voluntary petition in bankruptcy, (c) being adjudged bankrupt or insolvent, or having had entered against the Person an order for relief in any bankruptcy or insolvency proceeding, (d) the filing by the Person of a petition or answer seeking reorganization, liquidation, dissolution or similar relief under any law, (e) seeking, consenting to or acquiescing in the appointment of a trustee, liquidator, receiver or similar official of the Person or of all or any substantial part of the Person’s assets, (f) the failure to obtain dismissal or a stay within 60 days of the start of or the filing by the Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Person in any proceeding against the Person seeking (i) reorganization, liquidation, dissolution or similar relief under any law or (ii) the appointment of a trustee, liquidator, receiver or similar official of the Person or of all or any substantial part of the Person’s assets or (g) the failure by the Person generally to pay its debts as they become due.

“Inter-Bank Rate” means, for the Revolving Facility and an Interest Period, the rate, as determined by the Lender, for U.S. dollar deposits for a period of three month which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the most-recent Interest Determination Date.  If the Reuters Screen LIBOR01 Page is not available or the three-month rate does not appear on an Interest Determination Date, the Lender and the Borrowers will agree on another method to determine the equivalent of the three-month rate.  All percentages resulting from any determination of the Inter-Bank Rate will be rounded to the nearest 1/100,000 of 1% (0.000001), with five one-millionths of a percentage point rounded upward.

“Interest Determination Date” means, for the Revolving Facility, two London Banking Days before (a) the Closing Date and (b) the first day of each month after the Closing Date.

“Interest Period” means, for the Revolving Facility:

(a)                                 for the first Payment Date, the period from and including the Closing Date to the last day of the month in which the Closing Date occurs;

(b)                                 for each following Payment Date other than the final Payment Date, the calendar month immediately before the month in which the Payment Date occurs; and

(c)                                  for the final Payment Date, the period from the first day of the calendar month immediately before the month in which the Payment Date occurs to the Payment Date.

“Investment Company Act” means the Investment Company Act of 1940.

“IRS” means the Internal Revenue Service.

“Lease” means a lease agreement for a motor vehicle entered into between a Lessee and a Dealer and assigned by the Dealer to a Titling Company and which has been allocated to the Collateral Specified Interest of the related Titling Company according to the related Titling Company LLC Agreement.

“Lease Balance” means, for a Lease and a Collection Period, the sum of the present values of (a) the Base Payments remaining after the end of the Collection Period and (b) the Contract Residual Value of the related Leased Vehicle, calculated using a discount rate equal to the related Contract Rate on the basis of a 360-day year of twelve 30-day months to the beginning of the Collection Period and assuming each amount is received at the end of the Collection Period in which the amount is scheduled to be received and giving effect to any Payment Extension made on the Lease.

“Lease File” has the meaning stated in Section 3.9(b) of the Servicing Agreement.

“Leased Vehicle” means a motor vehicle, together with all attached items or accessories, subject to a Lease.

“Lender” means Ford Credit, in its capacity as Lender under the Credit and Security Agreement.

“Lessee” means the lessee of a Leased Vehicle under a Lease or any other Person who is obligated to make payments on the Lease.

“License Agreement” means the License Agreement dated as of July 22, 2005, among Ford Credit, as licensor, HTD Leasing LLC, as Collateral Agent and licensee, and U.S. Bank as Administrative Agent.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance.

“London Banking Day” means a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

“Margin” means 0.50%, as may be increased or decreased according to Section 2.6(b) of the Credit and Security Agreement

“Monthly Investor Report” has the meaning stated in Section 3.4(b) of the Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“New York UCC” has the meaning stated in Section 5.2(b) of the Servicing Agreement.

“Officer’s Certificate” means, for a Person, a certificate signed by any officer of the Person.

“Opinion of Counsel” means a written opinion of counsel, which counsel is reasonably acceptable to the Administrative Agent.

“Other Borrower Assets” has the meaning stated in Section 9.4(a)(ii) of the Credit and Security Agreement.

“Other Borrower Liabilities” has the meaning stated in Section 9.4(b) of the Credit and Security Agreement.

“Outstanding” means, for the Exchange Notes as of any date, all Exchange Notes authenticated and delivered under an Exchange Note Supplement on or before that date except (a) Exchange Notes that has been cancelled by the Exchange Note Registrar or delivered to the Exchange Note Registrar for cancellation, (b) Exchange Notes for which an amount necessary to pay the Exchange Note has been deposited with the Administrative Agent for the related Exchange Noteholder and, if the Exchange Note is to be redeemed, notice of the redemption has been given under the Exchange Note Supplement and (c) Exchange Notes in exchange for or in place of which another Exchange Note has been authenticated and delivered under the Credit and Security Agreement unless proof satisfactory to the Administrative Agent is presented that the Exchange Note is held by a bona fide purchaser.  In determining whether Exchange Noteholders of the required aggregate Exchange Note Balance have made or given a request, demand, authorization, direction, notice, consent or waiver under any Basic Document, Exchange Notes owned by the Borrowers, the Servicer or their Affiliates will be considered not to be Outstanding.  However, Exchange Notes owned by the Borrowers, the Servicer or their Affiliates will be considered to be Outstanding if (i) no other Exchange Notes remain Outstanding or (ii) the Exchange Notes have been pledged in good faith and the pledgee establishes to the reasonable satisfaction of the Administrative Agent the pledgee’s right to act for the Exchange Notes and that the pledgee is not a Borrower, the Servicer or their Affiliates.

“Payment Date” means (a) for the Revolving Facility, the 15th day of each month or, if not a Business Day, the next Business Day and (b) for an Exchange Note, the date stated in the related Exchange Note Supplement.  For a Collection Period, the related Payment Date means the Payment Date following the end of the Collection Period.

“Payment Extension” means, for a Lease other than an Advance Payment Plan Lease, an extension of the payment term by the Servicer by deferring the scheduled payment due in one or more months and extending the term of the Lease by the same number of months.

“Payment Extension Fee” means, for a Lease other than an Advance Payment Plan Lease and a Collection Period, the amount assessed to the related Lessee for a Payment Extension, whether or not the amount is waived or collected.

“Permitted Lien” means, for a Lease or Leased Vehicle, (a) a tax lien, mechanics’ lien or lien that attaches to a Lease or Leased Vehicle by operation of law and resulting solely from an action or omission of the related Lessee and (b) the Lien of the Collateral Agent under the Credit and Security Agreement.

“Person” means a legal person, including a corporation, natural person, joint venture, limited liability company, partnership, trust, business trust, association, government, a department or agency of a government or any other entity.

“Proceeding” means a suit in equity, action at law or other judicial or administrative proceeding.

“QIB” has the meaning stated in Section 4.4(f)(ii) of the Credit and Security Agreement.

“Reference Pool” has the meaning stated in Section 4.1(b) of the Credit and Security Agreement.

“Reference Pool Servicer Termination Event” has the meaning stated in Section 7.3(a) of the Servicing Agreement.

“Reference Pool Servicing Fee” has, for a Reference Pool, the meaning stated in the related Servicing Supplement.

“Responsible Person”:

(a)                                 for a Titling Company, has the meaning stated in the related Titling Company LLC Agreement;

(b)                                 for the Servicer, means the individuals designated by the Servicer under Section 3.6(d) of the Servicing Agreement;

(c)                                  for the Collateral Agent Administrator, means the individuals designated by the Collateral Agent Administrator under Section 2.7 of the HTD Administration Agreement; and

(d)                                 for the Administrative Agent, means an officer in the Corporate Trust Office, including a vice president, assistant vice president, secretary, assistant secretary or another officer customarily performing functions similar to those performed by the officers listed above, having direct responsibility for the administration of the Credit and Security Agreement and, for a particular matter, any officer to whom the matter is referred because of the officer’s knowledge of and familiarity with the particular subject.

“Reuters Screen LIBOR01 Page” means the display page currently so designated on the Reuters Telerate Capital Markets Report (or another page that replaces it in that service for the purpose of displaying comparable rates or prices).

“Revolving Facility” means the uncommitted revolving credit facility by the Lender to the Borrowers under Article II of the Credit and Security Agreement.

“Revolving Facility Allocation Percentage” means, as of a date of determination, a fraction, expressed as a percentage, with a numerator equal to the Revolving Facility Balance and a denominator equal to the sum of (a) the Revolving Facility Balance, plus (b) the aggregate of the Exchange Note Balances of the Exchange Notes.

“Revolving Facility Balance” means, as of a date, the unpaid principal amount of the Advances outstanding under the Credit and Security Agreement.

“Revolving Facility Collection Account” means the account established for the Revolving Facility Pool under Section 5.1(a) of the Servicing Agreement.

“Revolving Facility Interest Payment Amount” means, for a Payment Date and the related Interest Period, the sum of:

(a)                                 the portion of the Revolving Facility Interest Payment Amount for the immediately prior Payment Date that was not paid in that date; plus

(b)                                 the product of (i) the arithmetic mean of (A) the Revolving Facility Balance as of the open of business on the first day of the Interest Period and (B) the Revolving Facility Balance as of the close of business on the last day of the Interest Period, times (ii) the Revolving Facility Interest Rate, times (iii) the actual number of days in the Interest Period divided by 365 or 366, applicable.

“Revolving Facility Interest Rate” means, for an Interest Period and the Revolving Facility Pool, the Inter-Bank Rate for the Interest Period plus the Margin.

“Revolving Facility Pool” means, as of a date, all of the Leases and Leased Vehicles on that date, including a Lease acquired with the proceeds of an Advance made on that date, but excluding any of the Leases and Leased Vehicles allocated to a Reference Pool as of that date.

“Revolving Facility Pool Additional Amounts” means, for a Payment Date under the Revolving Facility, amounts that are designated as “Revolving Facility Pool Additional Amounts” under any Exchange Note Supplement on or before that Payment Date.

“Revolving Facility Pool Report” has the meaning stated in Section 3.4(a) of the Servicing Agreement.

“Revolving Facility Pool Servicing Fee” means, for a Collection Period, a fee payable by the Holding Companies to the Servicer, which fee will initially be in an amount equal to the product of (a) one-twelfth of 1%, times (b) the sum of the Lease Balances of the Leases included in the Revolving Facility Pool as of the last day of the prior Collection Period.

“Revolving Facility Principal Payment Amount” has the meaning stated in Section 2.7(b) of the Credit and Security Agreement.

“Revolving Period” means the period from the Closing Date to the earlier of (a) the Facility Termination Date or (b) the date on which the Lender or the Borrowers terminate the Revolving Period under Section 2.3 or 6.2 of the Credit and Security Agreement.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Information” has the meaning stated in Section 4.4(g) of the Credit and Security Agreement.

“Schedule of Reference Pool Assets” means the Schedule of Reference Pool Assets attached to each Exchange Note Supplement.

“Scheduled Lease End Date” means, for a Lease, the date at the end of the Lease term stated in the Lease.

“Secured Obligations” has the meaning stated in Section 3.2(a) of the Credit and Security Agreement.

“Secured Parties” means the Lender and each Exchange Noteholder.

“Securities Act” means the Securities Act of 1933.

“Security” has, for a Titling Company, the meaning stated in the related Titling Company LLC Agreement.

“Servicer” means Ford Credit, as servicer for the Collateral Specified Interests and the Leases and Leased Vehicles under the Servicing Agreement.

“Servicing Agreement” means the Second Amended and Restated Servicing Agreement, dated as of July 22, 2005, as amended and restated as of December 1, 2015, among the Titling Companies, acting for the Collateral Specified Interests, Ford Credit, as Servicer for the Collateral Specified Interests and as Lender, and HTD, as Collateral Agent, as supplemented by each Servicing Supplement.

“Servicing Fee” means, for a Collection Period, the sum of Revolving Facility Pool Servicing Fee and the Reference Pool Servicing Fees.

“Servicing Procedures” means the servicing procedures of Ford Credit relating to motor vehicle leases and the related vehicles as the procedures may change.

“Servicing Supplement” has the meaning stated in Section 2.3 of the Servicing Agreement.

“Shared Amounts” means, for a Reference Pool, amounts that are designated as “Shared Amounts” under the related Exchange Note Supplement.

“Similar Law” means a federal, State, local or non-U.S. law or regulation that is substantially similar to Title I of ERISA or Section 4975 of the Code.

“Specified Interest” has, for a Titling Company, the meaning stated in the related Titling Company LLC Agreement.

“Standard & Poor’s” and “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“State” means a State or Commonwealth of the United States or the District of Columbia.

“Term Extension” means, for a Lease, an extension of the payment term by the Servicer according to the Servicing Procedures, by increasing the number of scheduled payments due and extending the term of the Lease for an additional month for each additional scheduled payment.

“Titling Company” means each of CAB East and CAB West.

“Titling Company LLC Agreements” means each of the CAB East LLC Agreement and the CAB West LLC Agreement.

“Transfer” has the meaning stated in Section 4.4(f)(ii) of the Credit and Security Agreement.

“UCC” means the Uniform Commercial Code as in effect in any relevant jurisdiction.

“Underwriting Procedures” means the underwriting procedures of Ford Credit relating to motor vehicle leases and the related vehicles as the procedures may change.

“U.S. Bank” means U.S. Bank National Association, a national banking association.

Exhibit A

Form of Exchange Note

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER SECURITIES OR BLUE SKY LAW OF A STATE OF THE UNITED STATES.  THE HOLDER OF THIS NOTE, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY TO EITHER (1) A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT, (2) AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR (3) TO A HOLDING COMPANY OR ITS AFFILIATES, IN EACH CASE, ACCORDING TO APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF THE STATES OF THE UNITED STATES, AND SUBJECT TO THE RECEIPT BY THE BORROWERS OF OTHER EVIDENCE ACCEPTABLE TO THE BORROWERS THAT THE REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS.

THIS NOTE MAY BE TRANSFERRED ONLY IN WHOLE AND NOT IN PART.  NEITHER THIS NOTE NOR AN INTEREST IN THIS NOTE MAY BE TRANSFERRED UNLESS THE TRANSFEREE OR PURCHASER DELIVERS TO THE ADMINISTRATIVE AGENT AND THE LENDER A DULY SIGNED INVESTMENT LETTER IN THE FORM ATTACHED AS EXHIBIT B TO THE CREDIT AND SECURITY AGREEMENT.  THE PURCHASER UNDERSTANDS AND AGREES THAT A TRANSFER OF THIS NOTE OR AN INTEREST IN THIS NOTE IN VIOLATION OF THIS PARAGRAPH WILL BE VOID AND OF NO EFFECT.

EACH HOLDER OF THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A “SIMILAR LAW”), BY ACCEPTING THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE), IS DEEMED TO REPRESENT THAT ITS PURCHASE, HOLDING AND DISPOSITION OF THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE) IS NOT AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE DUE TO THE APPLICABILITY OF A STATUTORY OR ADMINISTRATIVE EXEMPTION FROM THE PROHIBITED TRANSACTION RULES (OR, IF THE HOLDER IS SUBJECT TO ANY SIMILAR LAW, ITS PURCHASE, HOLDING AND DISPOSITION IS NOT AND WILL NOT RESULT IN A NON-EXEMPT VIOLATION OF THE SIMILAR LAW).

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS STATED IN THIS NOTE.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE LESS THAN THE AMOUNT SHOWN ON ITS FACE.

REGISTERED              $[                          ]

No. 1

[         ]%     -   EXCHANGE NOTE

CAB EAST LLC AND CAB WEST LLC, as Borrowers (the “Borrowers”), for value received, promise to pay to FORD MOTOR CREDIT COMPANY, as     -   Exchange Noteholder (the “Exchange Noteholder”) for its benefit and the benefit of the other Transferees acquiring interests in this Note (this “Note”) under this Note Supplement, dated as of [                       ], 20   (the “Exchange Note Supplement”), among the Borrowers, Ford Motor Credit Company LLC, as Lender and Servicer, U.S. Bank National Association, as Administrative Agent, and HTD Leasing LLC, as Collateral Agent, and other Transferees or registered assigns, the principal sum of [                        ] (U.S. $[                      ]) payable on each Payment Date in an amount equal to the Exchange Note Principal Payment Amount for the Payment Date under Section    of the Exchange Note Supplement.  However, (i) the entire unpaid principal amount of this Note will be due and payable on the [            ], [    ] Payment Date (the “    -   Exchange Note Final Scheduled Payment Date”) and (ii) this Note may be redeemed earlier than the Final Scheduled Payment Date under Section    of the     -   Servicing Supplement, dated as of [           ], 20   (the “Servicing Supplement”), among Ford Motor Credit Company LLC, as Servicer, the Borrowers and HTD Leasing LLC, as Collateral Agent.  Capitalized terms used but not defined in this Note are defined in Appendix 1 to the Exchange Note Supplement or Appendix A to the Credit and Security Agreement.  Appendix 1 also contains usage rules that apply to this Note.

The payment of interest on and principal of this Note will be the joint and several obligation of the Borrowers.

The Borrowers will pay interest on this Note is an amount equal to the Exchange Note Interest Payment Amount until the principal of this Note is paid or made available for payment.  The amount of interest due on this Note on each Payment Date will be calculated on the basis of this Note Balance outstanding on the prior Payment Date (after giving effect to payments of principal made on the prior Payment Date), and will be subject to certain limitations in Section 2.4 of the Exchange Note Supplement.

The interest on and principal of this Note are payable in coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.  All payments made by the Borrowers for this Note will be applied to interest on and principal of this Note in the manner stated in the Exchange Note Supplement.

Unless the certificate of authentication on this Note has been executed by the Administrative Agent whose name appears below by manual signature, this Note will not have the benefit of the Credit and Security Agreement or the Exchange Note Supplement or be valid or obligatory for any purpose.

This Note is one of the duly authorized issue of Exchange Notes, which may be issued under the Credit and Security Agreement and the Exchange Note Supplement, to which reference is made for a statement of the respective rights and obligations of the Borrowers, the Lender, the

Servicer, the Administrative Agent, the Collateral Agent and the Exchange Noteholder.  This Note is subject to the Credit and Security Agreement and the Exchange Note Supplement.  If there is a conflict between this Note, the Credit and Security Agreement and the Exchange Note Supplement, the Exchange Note Supplement will govern.

Interest on and principal of this Note will be payable according to the order of priority in Section    of the Exchange Note Supplement.

Principal of this Note will be payable on each Payment Date in an amount equal to this Note Principal Payment Amount for the Payment Date.  “Payment Date” means the 15th day of each calendar month or, if the day is not a Business Day, the next Business Day, starting in [       ] [     ].

The entire unpaid principal amount of this Note will be due and payable on this Note Final Scheduled Payment Date.  The entire unpaid principal amount of the Notes will be due and payable on the date on which an Exchange Note Event of Default for this Note has occurred and is continuing and the Noteholder has declared, the Note to be, or on which such amounts have automatically become, immediately due and payable in the manner stated in the Credit and Security Agreement.

Payments of interest on this Note on each Payment Date, together with the installment of principal not in full payment of this Note, will be made to the account of the Noteholder either by wire transfer to the account of the Noteholder or an account designated by the Noteholder at a bank or other entity having proper facilities therefor if the Noteholder has given to the Exchange Note Registrar proper written instructions at least five Business Days before the Payment Date or, if not, by check mailed first-class mail postage paid to the Noteholder’s address as it appears on the Exchange Note Register, except that the final installment of principal payable on this Note on a Payment Date or this Note Final Scheduled Payment Date will be payable only on the presentation and surrender of this Note in the manner in Section 4.7(b) of the Credit and Security Agreement.  Those payments will be made without requiring that this Note be submitted for notation of payment.  Any reduction in the principal amount of this Note effected by payments made on a Payment-Date will bind future Exchange Noteholders of this Note and of an Exchange Note issued on the registration of transfer or in exchange of this Note or in place of this Note, whether or not noted on this Note.  If funds are expected to be available, as stated in the Exchange Note Supplement and the Credit and Security Agreement, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Administrative Agent will notify the Noteholder of the date on which the Borrowers expects that the final installment of interest on and principal of this Note will be paid no later than five days before that date.  The notice will state that the final installment will be payable only on presentation and surrender of this Note and will state the place where this Note may be presented and surrendered for payment of the installment.

As stated in the Servicing Supplement, this Note may be purchased by the Servicer, in whole but not in part, in the manner described in Section    of the Servicing Supplement.

The transfer of this Note is subject to the restrictions on transfer described in this Note and to the other limitations in the Credit and Security Agreement and the Exchange Note

Supplement.  Subject to the satisfaction of those restrictions and limitations, the transfer of this Note may be registered on the Exchange Note Register on surrender of this Note for registration of transfer at the office or agency designated by the Borrowers under the Credit and Security Agreement, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Administrative Agent duly executed by, this Noteholder or its attorney-in-fact, with the signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Exchange Note Registrar, and then a new Exchange Note in the same aggregate principal amount will be issued to the designated transferee.  No service charge will be charged for registration of transfer or exchange of this Note, but the transferor may be required to pay an amount sufficient to cover any taxes or other governmental charges that may be imposed for the registration of transfer or exchange.

The Noteholder, by accepting this Note acknowledges and agrees that (i) if an Insolvency Event occurs for one of the Borrowers, each claim that the Noteholder may seek to enforce against one of the Borrowers will be limited in recourse to the     -   Reference Pool (except for Shared Amounts allocated to the Noteholder under Section    of the Exchange Note Supplement) and (ii) if the Noteholder is deemed to have an interest in, claim to or benefit from assets of the Borrowers other than the assets included in the     -   Reference Pool, whether by operation of law, legal process, under insolvency laws or otherwise (including under Section 1111(b) of the Bankruptcy Code), then the interest, claim or benefit in, to or from those other assets is subordinated to the indefeasible payment in full of the other obligations and liabilities of the Borrowers, which, under the relevant documents relating to the securitization, conveyance or other financing or disposition of those other assets, are entitled to be paid from, entitled to the benefits of or secured by those other assets (whether or not the entitlement or security interest is legally perfected or entitled to a priority of distribution under applicable law, including insolvency laws, and whether or not asserted against the Borrowers), in each case, including the payment of post-petition interest on those other obligations and liabilities.  THIS PARAGRAPH WILL BE DEEMED TO BE AN ENFORCEABLE SUBORDINATION AGREEMENT WITHIN THE MEANING OF SECTION 510(A) OF THE BANKRUPTCY CODE.

In addition, the Noteholder, by accepting this Note, consents to the Administrative Agent’s delegation under the HTD Administration Agreement to the Collateral Agent Administrator of some of the obligations that the Administrative Agent is required to perform on behalf of the Collateral Agent under the Credit and Security Agreement.

The Noteholder, by accepting this Note, agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of all Exchange Notes and any other Securities, it will not start or pursue against, or join any other Person in starting or pursuing against, either Titling Company or either Holding Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or State bankruptcy or similar law.

The Borrowers have entered into the Exchange Note Supplement and this Note is issued with the intention that, for U.S. federal, State and local income, single business and franchise tax purposes, this Note will qualify as indebtedness of the Borrowers.  The Noteholder, by its acceptance of this Note, will be deemed to agree to treat this Note for U.S. federal, State and local income, single business and franchise tax purposes as indebtedness of the Borrowers.

For any date, the Borrowers, the Administrative Agent and any agent of the Borrowers or the Administrative Agent may treat the Person in whose name this Note is registered as of that date as the owner of this Note for the purpose of receiving payments of principal of and any interest on the Note and for all other purposes, without regard to any notice or other information to the contrary.

The Credit and Security Agreement permits amendments by the Borrowers, the Collateral Agent, the Lender and the Administrative Agent so long as each Exchange Noteholder of an Outstanding Exchange Note has consented to the amendment.  The Credit and Security Agreement also permits amendments to amend or waive certain terms and conditions of the Credit and Security Agreement without the consent of the Noteholders if certain conditions are satisfied.  The consent by the Noteholder will be conclusive and bind the Noteholder and on future holders of this Note and of each Exchange Note issued on the registration of transfer or in exchange or in place of this Note whether or not notation of the consent or waiver is made on this Note.

The term “Borrower”, as used in this Note, includes any successor to the Borrowers under the Credit and Security Agreement.

This Note is issuable only in registered form as stated in the Credit and Security Agreement and the Exchange Note Supplement, subject to limitations in the Credit and Security Agreement and the Exchange Note Supplement.

This Note, the Credit and Security Agreement and the Exchange Note Supplement will be governed by, and construed according to the laws of the State of Delaware.

No reference in this Note to the Credit and Security Agreement or the Exchange Note Supplement, and no provision of this Note or of the Credit and Security Agreement will alter or impair the obligation of the Borrowers, which is absolute and unconditional, to pay the interest on and principal of this Note at the times, place and rate, and in the coin or currency prescribed in this Note.

Except as expressly stated in the Transaction Documents, none of U.S. Bank National Association, in its individual capacity or HTD Leasing LLC, in its individual capacity, or their respective affiliates, partners, beneficiaries, agents, officers, directors, employees or successors or assigns will be personally liable for, nor will recourse be had to them for, the payment of interest on or principal of this Note or performance of, or omission to perform, the covenants or obligations in the Credit and Security Agreement or the Exchange Note Supplement.  The Noteholder, by its acceptance of this Note, agrees that, except as expressly stated in the Transaction Documents, for an Exchange Note Event of Default under the Credit and Security Agreement or the Exchange Note Supplement, the Noteholder will have no claim against one of the these Persons for a deficiency, loss or claim.  However, nothing in this Note will be taken to prevent recourse to, and enforcement against, the assets of the Borrowers for liabilities, obligations and agreements in the Credit and Security Agreement, the Exchange Note Supplement or in this Note.

IN WITNESS WHEREOF, each of the Borrowers has caused this instrument to be signed, manually or in facsimile, by its Responsible Person, as of the date below.

Date: [ ], 20

CAB EAST LLC,
as a Borrower

By:
Name:
Title:

CAB WEST LLC,
as a Borrower

By:
Name:
Title:

ADMINISTRATIVE AGENT’S CERTIFICATE OF AUTHENTICATION

This is this Note designated above and referred to in the Exchange Note Supplement.

Date: [ ], 20

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Administrative Agent

By:
Authorized Officer

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers without recourse unto

(name and address of assignee)

this Note and all rights under this Note, and irrevocably appoints                   , attorney, to transfer this Note on the books kept for registration of the Exchange Notes, with full power of substitution.

Date:

Signature Guaranteed:*

*              Note: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within 20  -   Exchange Note in every particular, without alteration, enlargement or any change whatsoever.

Exhibit B

Form of Transferee Representation Letter

Ford Motor Credit Company LLC,
  as Lender
One American Road, Suite 2411
Dearborn, Michigan 48121

U.S. Bank National Association,
  as Exchange Note Registrar
111 Fillmore Street
St. Paul, Minnesota 55107-1402
Attention:  Bondholder Services

U.S. Bank National Association,
  as Administrative Agent
190 South LaSalle Street, 7th Floor
Chicago, Illinois 60603
Attention:  Corporate Trust Services

Re:	CAB East LLC and CAB West LLC
- Exchange Note

Ladies and Gentlemen:

For our proposed transfer of the Exchange Note referenced above (the “Exchange Note”) of CAB East LLC and CAB West LLC (the “Borrowers”) issued under the Second Amended and Restated Credit and Security Agreement, dated as of July 22, 2005, as amended and restated as of December 1, 2015 (the “Credit and Security Agreement”), and the 20  -   Exchange Note Supplement, dated as of         , 20   (the “Exchange Note Supplement”), each among CAB East LLC and CAB West LLC, as Borrowers, Ford Motor Credit Company LLC, as Lender and as Servicer, U.S. Bank National Association, as Administrative Agent, and HTD Leasing LLC, as Collateral Agent, we agree with and represent to and for the benefit of the Lender and the Administrative Agent, that:

1.                                      No Transfer of the Exchange Note will be made unless the registration requirements of the Securities Act of 1933 (“Securities Act”) and applicable state securities laws are complied with, or the transfer is exempt from the registration requirements under the Securities Act, and only to either (i) a “qualified institutional buyer” as defined in Rule 144A of the Securities Act (a “Qualified Institutional Buyer”), (ii) an institutional accredited investor as defined in Rule 501(a)(l), (2), (3) or (7) of Regulation D tinder the Securities Act (an “Institutional Accredited Investor”) or (iii) the Holding Companies or their respective Affiliates in a transaction exempt from the registration requirements of the Securities Act and, in each case, the transfer is according to applicable State securities laws and the transferee executes and delivers to the Lender and the

Administrative Agent a transferee representation letter substantially in the form of this letter.

2.                                      We are, and were at the time that we acquired the Exchange Note held by us, a Qualified Institutional Buyer or an Institutional Accredited Investor and we are aware that the sale or transfer of Exchange Note to us is being made in reliance or the exemption from registration under Rule 144A or Section 4(a)(2) of the Securities Act, as applicable.

3.                                      We are acquiring the Exchange Note for our own account or for one or more accounts, each of which is either a Qualified Institutional Buyer or an Institutional Accredited Investor, and for each of which we exercise sole investment discretion for us and for the account.

4.                                      We have sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its investment in the Exchange Note, and we and accounts for which we are acting are each able to bear the economic risk of its investment.

5.                                      If we are a corporation, partnership, trust or other entity we were not formed or recapitalized for the specific purpose of acquiring the Exchange Note.

6.                                      We understand that the Exchange Note is being offered only in a transaction not involving airy public offering in the United States within the meaning of the Securities Act, the Exchange Note has not been and will not be registered under the Securities Act, and, if in the future we decide to offer, resell, pledge or transfer the Exchange Note, it may be offered, resold, pledged or transferred only according to the legend on the Exchange Note and described in this letter.  We acknowledge that no representation is made by the Seller about the availability of an exemption under the Securities Act or state securities laws for resale of the Exchange Note;

7.                                      We understand that an investment in the Exchange Note involves some risks, including the risk of loss of a substantial part of our investment under some circumstances.  We have had access to financial and other information about the Borrowers, the Leases, the Leased Vehicles and the Servicer’s servicing practices and procedures that we deemed necessary or proper in order to make an informed investment decision about our acquisition of the Exchange Note, including an opportunity to ask questions of and request information from each of the Borrowers.

8.                                      Either (A) we are not subject to Title I of ERISA, Section 4975 of the Code or any Similar Law or (B) our purchase, holding and disposition of the Exchange Note is not and will not result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules (or, if it is subject to any Similar Law, such purchase, holding and disposition is not and will not result in a violation of such Similar Law);

9.                                      None of the Borrowers or the Administrative Agent is under an obligation to register the Exchange Note under the Securities Act or State securities laws.  Each Note will bear a legend to the following effect unless determined otherwise by the Servicer (as certified to the Administrative Agent in an Officer’s Certificate):

“THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (ITS “SECURITIES ACT”), OR UNDER SECURITIES OR BLUE SKY LAW OF A STATE OF THE UNITED STATES.  THE HOLDER OF THIS NOTE, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (1) TO A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING THEREOF IN RULE 144A OF THE SECURITIES ACT, (2) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (3) TO A HOLDING COMPANY OR ITS AFFILIATES, IN EACH CASE, ACCORDING TO APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF THE STATES OF THE UNITED STATES, AND SUBJECT TO THE RECEIPT BY THE ADMINISTRATIVE AGENT OF OTHER EVIDENCE ACCEPTABLE TO THE ADMINISTRATIVE AGENT THAT THE REOFFER, RESALE, PLEDGE OR TRANSFER 1S IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS.”

10.                               As a condition to the registration of sale, transfer, assignment, participation, pledge or other disposition (each, a “Transfer”) of an Exchange Note, the prospective transferee of the Exchange Note will be required to represent to the Administrative Agent and the Borrowers the following, unless determined otherwise by the Servicer (as certified to the Administrative Agent in an Officer’s Certificate):

(a)                                 It understands that no subsequent Transfer of the Exchange Note is permitted unless it causes its proposed transferee to provide to the Administrative Agent and the Lender a letter substantially in the form of this letter(with changes approved by the Servicer), or another statement that the Borrower may require,

(b)                                 It understands that a Transfer of an Exchange Note (or interest in an Exchange Note) in contravention of the restrictions and conditions in this letter will be null and void, and the transferee in the Transfer will not be recognized by the Borrowers or another Person as an Exchange Noteholder.

11.                               A Transfer of the Exchange Note to a Person that is neither a Qualified Institutional Buyer nor an Institutional Accredited Investor, or that is not made according to the restrictions in the Credit and Security Agreement will be null and void from the beginning and will not be given effect under this letter or the Credit and Security Agreement.

Capitalized terms used and not defined in this letter are defined in Appendix A to the Credit and Security Agreement, which also contains usage rules that apply to this letter.

You are entitled to rely on this letter and are irrevocably authorized to produce this letter or a copy of this letter to each interested party in an administrative or legal proceeding or official inquiry about the matters covered by this letter.

Very truly yours,

[NAME OF TRANSFEREE]

By:
Name:
Title: